Exhibit 99.2


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                          AGREEMENT AND PLAN OF MERGER

                                     between

                            BRADLEY REAL ESTATE, INC.

                                       and

                      MID-AMERICA REALTY INVESTMENTS, INC.

                            Dated as of May 30, 1998











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



                                TABLE OF CONTENTS

                                                                                                               Page
         1.       The Merger......................................................................................1
                  1.1      The Merger.............................................................................1
                  1.2      The Closing............................................................................1
                  1.3      Effective Time.........................................................................2
                  1.4      Amendments of Governing Documents of the MDI Subsidiaries..............................2
                  1.5      Severance Pay Agreements...............................................................2

         2.       Charter and Bylaws of the Surviving Corporation.................................................2
                  2.1      Charter................................................................................3
                  2.2      Bylaws.................................................................................3

         3.       Directors and Officers of the Surviving Corporation.............................................3
                  3.1      Directors..............................................................................3
                  3.2      Officers...............................................................................3

         4.       MDI Stock.......................................................................................3
                  4.1      Conversion of the MDI Stock............................................................3
                  4.2      Exchange of Certificates Representing MDI Common Stock.................................5
                  4.3      Return of Exchange Fund................................................................6

         5.       Representations and Warranties of MDI...........................................................7
                  5.1      Existence; Good Standing; Authority; Compliance With Law...............................7
                  5.2      Authorization, Validity and Effect of Agreements.......................................8
                  5.3      Capitalization.........................................................................9
                  5.4      Subsidiaries..........................................................................10
                  5.5      Other Interests.......................................................................10
                  5.6      No Violation..........................................................................11
                  5.7      SEC Documents.........................................................................11
                  5.8      Litigation............................................................................12
                  5.9      Absence of Certain Changes or Events.  ...............................................13
                  5.10     Taxes.................................................................................13
                  5.11     Books and Records.....................................................................15
                  5.12     Properties............................................................................15
                  5.13     Leases................................................................................17
                  5.14     Rents.................................................................................18
                  5.15     Environmental Matters.................................................................18
                  5.16     Employee Benefit Plans................................................................19
                  5.17     Labor Matters.........................................................................20
                  5.18     No Brokers............................................................................20
                  5.19     Opinion of Financial Advisor..........................................................21
                  5.20     Bradley Share Ownership...............................................................21

                                       (i)



                                                                                                               Page

                  5.21     Related Party Transactions............................................................21
                  5.22     Contracts and Commitments.............................................................21
                  5.23     Development Rights....................................................................22
                  5.24     Certain Payments Resulting From Transactions..........................................22
                  5.25     Tenant Improvements...................................................................22
                  5.26     Status of Options to Purchase Real Property...........................................23
                  5.27     Related Parties.......................................................................23
                  5.28     Definition of MDI's Knowledge.........................................................23
                  5.29     Disclosure............................................................................23

         6.       Representations and Warranties of Bradley......................................................23
                  6.1      Existence; Good Standing; Authority; Compliance With Law..............................23
                  6.2      Authorization, Validity and Effect of Agreements......................................24
                  6.3      Capitalization........................................................................25
                  6.4      Subsidiaries..........................................................................26
                  6.5      Other Interests.......................................................................26
                  6.6      No Violation..........................................................................26
                  6.7      SEC Documents.........................................................................27
                  6.8      Litigation.  .........................................................................28
                  6.9      Absence of Certain Changes............................................................28
                  6.10     Taxes.................................................................................29
                  6.11     Books and Records.....................................................................30
                  6.12     Employee Benefit Plans................................................................30
                  6.13     Labor Matters.........................................................................31
                  6.14     No Brokers............................................................................31
                  6.15     MDI Stock Ownership...................................................................31
                  6.16     Definition of Bradley's Knowledge.....................................................31
                  6.17     Environmental Matters.................................................................32
                  6.18     Disclosure............................................................................32

         7.       Covenants......................................................................................32
                  7.1      Acquisition Proposals.................................................................32
                  7.2      Conduct of Businesses.................................................................33
                  7.3      Meeting of Stockholders...............................................................36
                  7.4      Filings; Other .......................................................................38
                  7.5      Inspection of Records.................................................................39
                  7.6      Publicity.............................................................................39
                  7.7      Initial Listing Application...........................................................39
                  7.8      Further Action........................................................................39
                  7.9      Affiliates of MDI.....................................................................40
                  7.10     Expenses..............................................................................40
                  7.11     Indemnification.......................................................................41
                  7.12     Reorganization........................................................................43
                  7.13     Certain Benefits......................................................................43
                  7.14     Dividends.............................................................................43
                  7.15     Environmental Matters.................................................................44

                                      (ii)



                                                                                                               Page


         8.       Conditions.....................................................................................44
                  8.1      Conditions to Each Party's Obligation to Effect the Merger............................44
                  8.2      Conditions to Obligations of MDI to Effect the Merger.................................45
                  8.3      Conditions to Obligation of Bradley to Effect the Merger..............................46

         9.       Termination....................................................................................47
                  9.1      Termination...........................................................................47
                  9.2      Effect of Termination.................................................................49
                  9.3      Payment of Termination Amount or Expenses.............................................51
                  9.4      Extension; Waiver.....................................................................52

         10.      General Provisions.............................................................................53
                  10.1     Nonsurvival of Representations, Warranties and Agreements.............................53
                  10.2     Notices...............................................................................53
                  10.3     Assignment; Binding Effect; Benefit...................................................54
                  10.4     Entire Agreement......................................................................54
                  10.5     Confidentiality.......................................................................54
                  10.6     Amendment.............................................................................55
                  10.7     Governing Law; Jurisdiction and Venue.................................................56
                  10.8     Counterparts..........................................................................56
                  10.9     Headings..............................................................................56
                  10.10    Interpretation........................................................................56
                  10.11    Waivers...............................................................................56
                  10.12    Incorporation.........................................................................56
                  10.13    Severability..........................................................................57
                  10.14    Enforcement of Agreement..............................................................57
                  10.15    Certain Definitions...................................................................57


                                      (iii)




EXHIBITS

EXHIBIT A             -       Acknowledgment of Severance Obligation

EXHIBIT B             -       Form of Articles Supplementary Establishing and Fixing the Rights
                              and Preferences of a Series of Shares of Preferred Stock for the
                              8.4% Convertible Preferred Stock of Bradley

EXHIBIT C             -       Form of Option Termination Agreement

EXHIBIT D             -       Form of Affiliate Letter

EXHIBIT E             -       Form of Opinion of Deloitte & Touche LLP

EXHIBIT F             -       Form of Estoppel Certificate


SCHEDULES

Schedule 8.3(f)               Leases and REA Agreements Requiring Estoppel Certificates

Schedule 8.3(g)               Required Consents

                                      (iv)

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 30, 1998, between Bradley Real Estate, Inc., a Maryland corporation ("Bradley"), and Mid-America Realty Investments, Inc., a Maryland corporation ("MDI").


                                    RECITALS

         A. The Board of Directors of Bradley and the Board of Directors of MDI each have determined that a business combination between Bradley and MDI is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization under Section 368 of the Code.

         C. Each of Bradley and MDI has received a fairness opinion from its financial advisor relating to the transactions contemplated hereby as more fully described herein.

         D. Bradley and MDI desire to make certain representations, warranties and agreements in connection with the merger.

         NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE 1

1.       The Merger.

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), MDI shall be merged with and into Bradley in accordance with this Agreement and the separate corporate existence of MDI shall thereupon cease (the "Merger"). Bradley shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in
Section 3-114 of the Maryland General Corporation Law (the "MGCL").

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, at 9:00 a.m., local time, on the first business day immediately following the day on which the last of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or
(b) at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective  Time.  If all the  conditions to the Merger set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger satisfying the requirements of the MGCL to be properly executed, verified and delivered for filing in accordance with the MGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland in accordance with the MGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

         1.4 Amendments of Governing Documents of the MDI Subsidiaries. In connection with the Closing, the Articles of Incorporation, Bylaws, partnership agreements and equivalent documents for the MDI Subsidiaries (as defined in Section 5.1 hereof) will be amended to make certain changes to such documents in order to reflect the Merger and the transactions contemplated by this Agreement. MDI and the MDI Subsidiaries will take all actions which are necessary to effectuate such amendments and will use their best efforts to cause all of the stockholders in any MDI Subsidiary and all of the partners in any MDI Subsidiary to approve such amendments and, if necessary, the transactions contemplated by this Agreement and to take such other actions to effectuate such amendments and the transactions contemplated by this Agreement as may be reasonably requested by Bradley.

         1.5 Severance Pay Agreements. Bradley agrees that after the Effective Time, it will assume and be bound by the terms of the severance agreements (the "Severance Agreements") entered into by MDI with each of Jerome Heinrichs and Dennis G. Gethmann. Prior to the Effective Time, and as soon as practicable after this Agreement is signed, MDI shall supply Bradley with the calculation of the actual severance payments that would be payable pursuant to the Severance Agreements. In addition, MDI agrees to obtain acknowledgments in the form attached as Exhibit A hereto (an "Acknowledgment of Severance Obligation") from each of Jerome Heinrichs and Dennis G. Gethmann that such individual is not, and will not be, entitled to receive any amounts from MDI pursuant to its Severance Pay Policy.


                                    ARTICLE 2

2.       Charter and Bylaws of the Surviving Corporation.

         2.1 Charter. The Charter (as defined in the MGCL) of Bradley in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until duly amended in accordance with applicable law.

         2.2 Bylaws. The Bylaws of Bradley in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.


                                    ARTICLE 3

3.       Directors and Officers of the Surviving Corporation.

         3.1 Directors. The directors of Bradley immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

         3.2 Officers. The officers of Bradley immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.


                                    ARTICLE 4

4.       MDI Stock.

         4.1      Conversion of the MDI Stock.

                  (a) At the Effective Time, each share of the common stock, $.01 par value per share, of Bradley ("Bradley Common Stock") outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of the Common Stock, $.01 par value per share, of the Surviving Corporation.

                  (b) At the Effective Time, each share of common stock, par value $.01 per share, of MDI (the "MDI Common Stock") issued and outstanding immediately prior to the Effective Time (other than those shares of MDI Common Stock to be canceled pursuant to Section 4.1(d)) shall, by virtue of the Merger and without any action on the part of MDI, Bradley or the holders of any of the securities of any of these corporations, be converted into the right to receive
0.42 (the "Exchange Ratio") of a share of Series A 8.4% Convertible Preferred Stock of Bradley ("Bradley Preferred Stock"), the terms of which are substantially in the form set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (the "Articles Supplementary") attached hereto as Exhibit B; provided, however, that if between the date of this Agreement and the Effective Time the outstanding shares of Bradley Common Stock shall have been changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (c) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of MDI Common Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate representing any shares of MDI Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of MDI Common Stock, except the right to receive, without interest, shares of Bradley Preferred Stock and cash in lieu of fractional shares of Bradley Preferred Stock in accordance with Section 4.2(d) (the "Merger Consideration") upon the surrender of such Certificate.

                  (d) Each share of MDI Common Stock issued and held in MDI's treasury at the Effective Time, if any, by virtue of the Merger, shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

                  (e) Each outstanding stock option to purchase a share of MDI Common Stock (an "Existing MDI Option") granted under MDI's Amended and Restated 1994 Stock Option Plan or MDI's 1995 Stock Option Plan (together, the "MDI Stock Option Plans") which has not been exercised by the Effective Time shall, at the Effective Time, be canceled and upon the surrender and cancellation of the option agreement representing such option and delivery of an Option Termination (defined below), the holders of such options shall be entitled to receive, as consideration therefor, an amount in cash equal to the excess, if any, of the Option Consideration (defined below) over the per share exercise price of such stock option, without interest thereon. For the purposes of this section, "Option Consideration" shall mean the average last sale price (or bid price for days on which there were no sales) per share of MDI Common Stock on the New York Stock Exchange ("NYSE") for the ten trading days preceding the fifth day prior to the Closing Date. MDI shall take all actions necessary to ensure that (i) all Existing MDI Options, to the extent not exercised prior to the Effective Time, shall terminate and be canceled as of the Effective Time and thereafter shall be of no further force or effect, (ii) no Existing MDI Options are granted after the date hereof, and (iii) the MDI Stock Option Plans and any and all other outstanding option arrangements or plans of MDI shall terminate as of the Effective Time. MDI hereby represents that immediately after the Effective Time, no Existing MDI Option holder or other participant in MDI Stock Option Plans shall have any right to acquire equity securities of MDI, Bradley, the Surviving Corporation or any subsidiary or affiliate thereof. MDI shall obtain, prior to the Closing, the consent, in the form attached as Exhibit C hereto, from each holder of an Existing MDI Option to the termination of such Existing MDI Option and the release of any and all rights such holder had or may have in such Existing MDI Option as contemplated by this Section 4.1(c) and a representation of such holder as to his or her title to such stock option and agreement to the payment terms hereof (each such document, an "Option Termination").

         4.2      Exchange of Certificates Representing MDI Common Stock.

                  (a) As of the Effective Time, Bradley shall deposit, or shall cause to be deposited, with an exchange agent selected by Bradley on or prior to the Effective Time (the "Exchange Agent"), for the benefit of the holders of shares of MDI Common Stock, for exchange in accordance with this Article 4, certificates representing the shares of Bradley Preferred Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Bradley Preferred Stock being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 and paid pursuant to this Section 4.2 in exchange for outstanding shares of MDI Common Stock.

                  (b) Promptly after the Effective Time, Bradley shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates
(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Bradley may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Bradley Preferred Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Bradley Preferred Stock to which such holder shall be entitled, and (y) a check representing the amount of cash in lieu of fractional shares, if any, plus the amount of any dividends, or distributions, if any, pursuant to paragraph (c) below, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares or on the dividend or distribution, if any, payable to holders of Certificates pursuant to this Section 4.2. In the event of a transfer of ownership of MDI Common Stock which is not registered in the transfer records of MDI, a Certificate representing the proper number of shares of Bradley Preferred Stock, together with a check for the cash to be paid in lieu of fractional shares plus, to the extent applicable, the amount of any dividend or distribution, if any, payable pursuant to paragraph (c) below, may be issued to such a transferee if the Certificate representing shares of such MDI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Bradley Preferred Stock paid with respect to any shares of MDI Common Stock represented by a Certificate shall be delivered to the holder of such Certificate until such Certificate is surrendered for exchange as provided herein and until such time, the Exchange Agent shall hold the amount of such dividends or distributions as a part of the Exchange Fund (subject to returns as provided in Section 4.3 hereof); provided, however, that, subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing the whole shares of Bradley Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Bradley Preferred Stock and not paid, less the amount of any withholding or other applicable taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Bradley Preferred Stock, less the amount of any withholding or other applicable taxes which may be required thereon.

                  (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of MDI of the shares of MDI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of Bradley Preferred Stock and cash in lieu of fractional shares, if any, in accordance with this
Section 4.2. Certificates surrendered for exchange by any Person constituting an "affiliate" of MDI for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Bradley has received an Affiliate Letter in the form of Exhibit D attached hereto (an "Affiliate Letter"), from such Person as provided in
Section 7.9.

                  (e) No fractional shares of Bradley Preferred Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Bradley Preferred Stock pursuant to Section 4.1(b), each holder of MDI Common Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the fraction of a share of Bradley Preferred Stock which such holder would otherwise be entitled to receive under this Article 4 by (ii) $25.00.

         4.3 Return of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Bradley Preferred Stock and any dividends or distributions paid with respect thereto) that remains unclaimed by the former stockholders of MDI one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of MDI who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation for payment of their shares of Bradley Preferred Stock and cash in lieu of fractional shares (plus dividends and distributions to the extent set forth in Section 4.2(c), if any), as determined pursuant to this Agreement, without any interest thereon. None of Bradley, MDI, the Exchange Agent or any other Person shall be liable to any former holder of shares of MDI Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the shares of Bradley Preferred Stock and cash in lieu of fractional shares (plus, to the extent applicable, dividends and distributions payable pursuant to Section 4.2(c)).

                                    ARTICLE 5

5.       Representations and Warranties of MDI.

         Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Bradley, which shall refer to the relevant Sections of this Agreement (the "MDI Disclosure Letter"), MDI represents and warrants to Bradley as follows:

         5.1 Existence; Good Standing; Authority; Compliance With Law. MDI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. MDI is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, which states are listed in Section 5.1 of MDI Disclosure Letter; provided, however, that if MDI has prepared Section 5.1 of the MDI Disclosure Letter in good faith, Bradley hereby covenants not to exercise any right that it may have to terminate this agreement pursuant to
Section 9.1(c) based solely on any breach of the representation of MDI contained in this sentence; provided further, however, that nothing contained in this
Section 5.1 shall affect Bradley's right to terminate this Agreement pursuant to
Section 9.1(c) with respect to any matter described in this sentence that occurs or arises after the date hereof. MDI has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of the MDI Subsidiaries (as defined below) is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, which states are listed in Section 5.4 of the MDI Disclosure Letter; provided, however, that if MDI has prepared Section 5.1 of the MDI Disclosure Letter in good faith, Bradley hereby covenants not to exercise any right that it may have to terminate this agreement pursuant to Section 9.1(c) based solely on any breach of the representation of MDI contained in this sentence; provided further, however, that nothing contained in this Section 5.1 shall affect Bradley's right to terminate this Agreement pursuant to Section 9.1(c) with respect to any matter described in this sentence that occurs or arises after the date hereof. Neither MDI nor any of the MDI Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which MDI or any MDI Subsidiary or any of their respective properties or assets is subject, except where such violation would not have a material adverse effect on the business, results of operations, properties or financial condition of MDI and the MDI Subsidiaries taken as a whole (a "MDI Material Adverse Effect"). MDI and the MDI Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action would not have a MDI Material Adverse Effect. Copies of the Charter or other equivalent documents, Bylaws, organizational documents and partnership and joint venture agreements

(and in each such case, all amendments thereto) of MDI and each of the MDI Subsidiaries are listed in Section 5.1 of MDI Disclosure Letter, and the copies of such documents, which have previously been delivered or made available to Bradley and its counsel, are true and correct. For the purposes of this Agreement, the term "MDI Subsidiary" shall include any of the entities listed under such heading in Section 5.4 of the MDI Disclosure Letter.

         5.2 Authorization, Validity and Effect of Agreements. Each of MDI and the MDI Subsidiaries has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The Board of Directors of MDI has, by resolutions duly adopted by unanimous vote, approved this Agreement, the Merger and the transactions contemplated by this Agreement and has agreed to recommend that the holders of MDI Common Stock adopt and approve this Agreement, the Merger and the transactions contemplated by this Agreement at the MDI stockholders' meeting which will be held in accordance with the provisions of Section 7.3. In connection with the foregoing, the Board of Directors of MDI has taken such actions and votes as are necessary on its part to render the provisions of the Control Share Acquisition Statute (Title 3, Subtitle 7), the Business Combination Statute (Title 3, Subtitle 6) and all other applicable takeover statutes of the MGCL and any other applicable takeover statutes of any other state, inapplicable to this Agreement, the Merger and the transactions contemplated by this Agreement. As of the date hereof, all of the directors and executive officers of MDI have indicated that they presently intend to vote all shares of MDI Common Stock which they own to approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the MDI stockholders' meeting which will be held in accordance with the provisions of Section 7.3. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds of the outstanding shares of MDI Common Stock, the execution by MDI and the MDI Subsidiaries of this Agreement, the ancillary agreements to which they are parties and the consummation of the transactions contemplated by this Agreement and the ancillary agreements has been duly authorized by all requisite corporate or partnership action on the part of such entities, including, without limitation, the consent of the Class B Partner of MAB (as defined in Section 5.3(b) below). This Agreement constitutes, and the ancillary agreements to which they are parties (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of MDI and the MDI Subsidiaries, enforceable against MDI and each of the MDI Subsidiaries in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         5.3      Capitalization.

                  (a) The authorized capital stock of MDI consists of 25,000,000 shares of MDI Common Stock of which 8,285,715 shares are issued and outstanding. All such issued and outstanding shares of MDI Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. MDI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of MDI on any matter. Except for the Existing MDI Options (all of which have been issued under the MDI Stock Option Plans), there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate MDI to issue, transfer or sell any shares of capital stock of MDI. Section 5.3(a) of the MDI Disclosure Letter sets forth a full list of the Existing MDI Options, including the name of the person to whom such stock options have been granted, the number of shares subject to each option, the per share exercise price for each option, the vesting schedule for each option and the termination date for each option. There are no agreements or understandings to which MDI or any MDI Subsidiary is a party with respect to the voting of any shares of MDI Common Stock or which restrict the transfer of any such shares, nor does MDI have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. There are no outstanding contractual obligations of MDI or any MDI Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of MDI or any MDI Subsidiary. All dividends which have been declared with respect to MDI Common Stock have been paid in full. Neither MDI nor any MDI Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act. After the Effective Time the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of MDI or the Surviving Corporation pursuant to any MDI Stock Option Plan or any other MDI Benefit Plan (as defined in Section 5.16 hereof).

                  (b) The sole general  partner of  Mid-America  Bethal  Limited
Partnership, a Nebraska limited partnership ("MAB"), is MDI. As of the date hereof, MDI owns a 50% partnership interest in MAB and is the Class A Partner, as defined in the Amended and Restated Limited Partnership Agreement of MAB (the "MAB Partnership Agreement") and the Class B Partner, as defined in the Partnership Agreement, owns a 50% partnership interest in MAB as set forth in
Section 5.4 of the MDI Disclosure Letter. All such issued and outstanding partnership interests are duly authorized, validly issued, fully paid, and free of preemptive rights. There are not at the date of this Agreement, any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate MAB to issue, transfer or sell any partnership interests of MAB. There are no outstanding contractual obligations of MAB to repurchase, redeem or otherwise acquire any partnership interests of MAB. The partnership interests owned by MDI and, to the best knowledge of MDI, the partnership interests owned by the Class B Partner, are subject only to the restrictions on transfer set forth in the MAB Partnership Agreement and those imposed by applicable securities laws. MAB has not issued or granted, and is not a party to, any commitments of any kind relating to, or any agreements or understandings with respect to, partnership interests or any other interest in MAB or any securities convertible into partnership interests or such other interests and neither the Class B Partner nor MDI has offered to purchase the other's partnership interest or has notified the other of an offer by a third party to purchase its partnership interest. All material notices, consents and other written communications in the last two years between MAB and either the Class B Partner or MDI or between the Class B Partner and MDI are listed in
Section 5.3 of the MDI Disclosure Letter. Prior to the date hereof, the Class B Partner of MAB has consented in writing to the consummation of the transactions contemplated in this Agreement and the resulting transfer of partnership interests of MAB held by MDI to Bradley.

         5.4 Subsidiaries. Except as set forth in Section 5.4 of the MDI Disclosure Letter, MDI owns directly all of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the MDI Subsidiaries. Each of the outstanding shares of capital stock in each of the MDI Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.4 of the MDI Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the MDI Subsidiaries is owned, directly or indirectly, by MDI free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each the MDI Subsidiary is set forth in Section 5.4 of the MDI Disclosure Letter: (i) its name and jurisdiction of incorporation or organization; (ii) the jurisdictions in which such entity is qualified to conduct business; (iii) its authorized capital stock or share capital or partnership or other interests; (iv) the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it; and (v) the name of the general partners, if applicable. Mid-America Centers Corp. is the only MDI Subsidiary which is a "qualified REIT subsidiary" as such term is defined under
Section 856(i) of the Code.

         5.5 Other Interests. Except for interests in the MDI Subsidiaries as set forth in Section 5.4 of the MDI Disclosure Letter, neither MDI nor any MDI Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity (other than investments in short-term investment securities). With respect to the interests set forth in Section 5.4 of the MDI Disclosure Letter, MDI or the applicable MDI Subsidiary, as the case may be, is a partner or stockholder in good standing, owns such interests free and clear of all liens, pledges, security interests, claims, options or other encumbrances, is not in breach of any provision of any agreement, document or contract governing such entity's rights in or to the interests owned or held, all of which agreements, documents and contracts are set forth in Section 5.4 of the MDI Disclosure Letter, and have not been modified or amended since their description therein, and are in full force and effect and, to the best of the knowledge of MDI, the other parties to such agreements, documents or contracts are not in breach of any of their respective obligations under such agreements, documents or contracts, and to the best of the knowledge of MDI, if such other entities were included within the definition of MDI Subsidiaries for purposes of this Agreement, there would be no exceptions or breaches to the representations and warranties made in this Article for the MDI Subsidiaries.

         5.6 No Violation. Neither the execution and delivery by MDI and the MDI Subsidiaries of this Agreement or the ancillary agreements nor the consummation by MDI and the MDI Subsidiaries of the transactions contemplated by this Agreement and the ancillary agreements in accordance with their terms, will: (i) conflict with or result in a breach of any provisions of the Charter, Bylaws, organizational documents, partnership agreements, or joint venture agreements of MDI or any MDI Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the MDI Stock Option Plans, or any grant or award made thereunder; (iii) except as set forth in Section 5.6 of the MDI Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of MDI or the MDI Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which MDI or any of the MDI Subsidiaries is a party, or by which MDI or any of the MDI Subsidiaries or any of their properties is bound or affected, which would have a material adverse effect on any of the MDI Properties (as defined in Section 5.12 hereof), individually or in the aggregate; or (iv) other than the filings provided for in Article 1 of this Agreement, or required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a MDI Material Adverse Effect.

         5.7 SEC Documents. A complete list of filings by MDI with the United States Securities and Exchange Commission ("SEC") filings and each (A) registration statement, (B) annual report on Form 10-K, (C) quarterly report on Form 10-Q, (D) current report on Form 8-K, (E) proxy statement or information statement, and (F) other reports filed with the SEC pursuant to the requirements of the Exchange Act or the Securities Act (in all such cases, including all exhibits, amendments and supplements thereto), prepared by MDI or any of the MDI Subsidiaries or relating to properties of MDI or the MDI Subsidiaries since January 1, 1994, is set forth in Section 5.7 of the MDI Disclosure Letter, and copies of such documents, in the form (including exhibits and any amendments thereto) filed with the SEC, have previously been provided or made available to Bradley or its counsel (collectively, the "MDI Reports"). The MDI Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by MDI under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws") since January 1, 1994. As of their respective dates, the MDI Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of MDI included in or incorporated by reference into the MDI Reports (including the related notes and schedules) fairly presents the consolidated financial position of MDI and the MDI Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of MDI included in or incorporated by reference into the MDI Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of MDI and the MDI Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. Except as and to the extent set forth on the consolidated balance sheet of MDI and the MDI Subsidiaries at December 31, 1997, including all notes thereto, neither MDI nor any of the MDI Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of MDI or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date and liabilities for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger. MDI represents and warrants that, as of the date hereof, it is eligible under the regulations promulgated under the Securities Act to register the primary issuance of its securities on Form S-3.

         5.8 Litigation. Except as disclosed in Section 5.8 of the MDI Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of MDI and the MDI Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of MDI or a MDI Subsidiary) or, to the best knowledge of MDI, threatened in writing against or affecting MDI or any MDI Subsidiary or any of their respective assets or properties nor is there any judgment, decree, injunction, rule or order of any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign ("Governmental Entity") or arbitrator outstanding against or affecting MDI or any MDI Subsidiary or any of their respective assets or properties (any such proceeding hereinafter referred to as "Litigation"); provided, however, that if MDI has prepared Section 5.8 of the MDI Disclosure Letter in good faith, Bradley hereby covenants not to exercise any right that it may have to terminate this agreement pursuant to Section 9.1(c) based solely on any breach of the representation of MDI contained in this sentence; provided further, however, that nothing contained in this Section 5.8 shall affect Bradley's right to terminate this Agreement pursuant to Section 9.1(c) with respect to any matter described in this sentence that occurs or arises after the date hereof.

         5.9  Absence of  Certain  Changes or  Events.  Except as  disclosed  in
Section 5.9 of the MDI Disclosure Letter, since the date of the most recent audited financial statements included in MDI Reports (the "MDI Financial Statement Date"), MDI and the MDI Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any change which has had a MDI Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a MDI Material Adverse Effect, (b) except for regular quarterly distributions not in excess of $.22 per share of MDI Common Stock, respectively (or, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the MDI Common Stock, (c) any split,

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



combination or reclassification of the MDI Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of capital stock of MDI or partnership interests in MAB or any issuance of an ownership interest in, any MDI Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or might reasonably be expected to have a MDI Material Adverse Effect, (e) any change in accounting methods, principles or practices by MDI or any MDI Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles ("GAAP"), or
(f) any amendment of any employment, consulting, severance, retention or any other agreement between MDI or any Second Party Subsidiary and any officer or director of MDI or any MDI Subsidiary.

         5.10     Taxes.

                  (a) MDI and each of the MDI Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed by it through the date hereof.

                  (b) MDI and each of the MDI Subsidiaries has timely filed, or requested extensions to file, all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns are complete and accurate. Attached as Section 5.10 to the MDI Disclosure Letter is a list all written requests for extension of filing obligations which MDI has submitted to the IRS and a summary of the current status of the filing.

                  (c) As of December 31, 1997 and March 31, 1998, MDI had a net operating loss carry forward for federal income tax purposes of $1,072,921 and $1,072,921, respectively.

                  (d) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting by written notice to MDI or any MDI Subsidiary or, to the knowledge of MDI or the MDI Subsidiaries, threatening to assert against MDI or any MDI Subsidiary any deficiency or claim for additional Taxes. There is no dispute or claim concerning any Tax liability of MDI or any MDI Subsidiary, either claimed or raised by any governmental authority, or as to which any officer of MDI or any MDI Subsidiary has reason to believe may be claimed or raised by any federal or state governmental authority. No claim has ever been made by a taxing authority in a jurisdiction where MDI or any MDI Subsidiary does not file reports and returns that MDI or any MDI Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of MDI or any MDI Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither MDI nor any of the MDI Subsidiaries has ever entered into a closing agreement pursuant to Section 7121 of the Code.

                  (e) Neither MDI nor any of the MDI Subsidiaries has received written notice of any audit of any tax return filed by MDI or any MDI Subsidiary, and neither MDI nor any of the MDI Subsidiaries has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Section 5.10 of the MDI Disclosure Letter, neither MDI nor any of the MDI Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by MDI or any MDI Subsidiary is in force. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by MDI and each of the MDI
Subsidiaries and all communications relating thereto have been delivered to Bradley or made available to representatives of Bradley.

                  (f) MDI and each MDI Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

                  (g) Each of the MDI Subsidiaries of which all the outstanding capital stock is owned solely by MDI is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. MAB and each of the other MDI Subsidiaries listed as a partnership or limited liability company in Section 5.4 of the MDI Disclosure Letter are, and have been at all times, properly classified as partnerships for federal income tax purposes and not as publicly-traded partnerships.

                  (h) For all tax years of MDI, MDI has qualified as a real estate investment trust ("REIT") within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code. For the periods described in the preceding sentence, MDI has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of those states in which MDI is subject to income tax and which provide for the taxation of REITs in a manner similar to the treatment of REITs under Sections 856-860 of the Code. For the short period ended with the date hereof, MDI has operated in a manner that will allow it to qualify as a REIT for the period January 1, 1998 through the Closing Date.

         5.11     Books and Records.

                  (a) The books of account and other financial records of MDI and each of the MDI Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the MDI Reports.

                  (b) The minute books and other records of MDI and each of the MDI Subsidiaries have been made available to Bradley, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of MDI and each of the MDI Subsidiaries and all actions of the partners of each of the MDI Subsidiaries.

         5.12 Properties. All of the real estate properties owned by MDI and each of the MDI Subsidiaries are set forth in Section 5.12 of the MDI Disclosure Letter. Except as set forth in Section 5.12 of the MDI Disclosure Letter, MDI and each MDI Subsidiary owns fee simple title to each of the real properties identified in the MDI Disclosure Letter (the "MDI Properties"), free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (collectively, "Encumbrances") and the MDI Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (x) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, that do not adversely affect the current use of the property, materially detract from the value of or materially interfere with the present use of the property, (y) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been delivered or made available to Bradley and are listed in Section 5.12 of the MDI Disclosure Letter), and (z) mechanics', carriers', workmen's or repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the MDI Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by MDI and the MDI Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Valid policies of title insurance have been issued insuring MDI's or the applicable MDI Subsidiary's fee simple title to each of the MDI Properties in amounts at least equal to the purchase price thereof, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy and MDI has no knowledge of any facts or circumstances which would constitute the basis for such a claim. To the best knowledge of MDI, (i) no certificate, permit or license from any governmental authority having jurisdiction over any of the MDI Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the MDI Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the MDI Properties (a "REA Agreement") has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation of any of the same nor is MDI nor any MDI Subsidiary currently in default under any REA Agreement and the MDI Properties are in full compliance with all governmental permits, licenses and certificates, except for any of the foregoing matters which would have a material adverse effect on any of the MDI Properties, individually or in the aggregate; (ii) no written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the MDI Properties has been issued by any governmental authority and none of the MDI Properties are in violation of any such federal, state or municipal law, order, ordinance, regulation or requirement, including, without limitation, the Americans with Disabilities Act, except for such violations that would not have a material adverse effect on any of the MDI Properties, individually or in the aggregate; (iii) there are no material structural defects relating to any of the MDI Properties; (iv) there is no MDI Property whose building systems are not in working order in any material respect; (v) there is no physical damage to any MDI Property in excess of $10,000 for which there is no insurance in effect covering the full cost of the restoration; or (vi) there is no current renovation or restoration or tenant improvements to any MDI Property or any portion thereof, the cost of which exceeds $10,000, except in each instance as set forth in Section 5.12 of the MDI Disclosure Letter. The use and occupancy of each of the MDI Properties complies in all material respects with all applicable codes and zoning laws and regulations, and MDI has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the MDI Properties, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such MDI Properties. Neither MDI nor any of the MDI Subsidiaries has received any notice to the effect that (A) any betterment assessments have been levied against, or any condemnation or rezoning proceedings are pending or threatened with respect to any of the MDI Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the MDI Properties or by the continued maintenance, operation or use of the parking areas. Except as set forth in Section 5.12 of the MDI Disclosure Letter, to the best knowledge of MDI, there are no facts or circumstances under which the owner of real estate (other than MDI) can cause MDI to breach or be in default under any lease or REA Agreement. Section 5.12 of MDI's Disclosure Letter sets forth all fire and extended coverage casualty policies issued to MDI and the amounts of such coverage.

         5.13     Leases.

                  (a) Section 5.13 of the MDI Disclosure Letter sets forth a true, accurate and complete rent roll for each of the MDI Properties (the "Rent Roll") as of December 31, 1997. The Rent Roll includes, without limitation, the name of the tenant, the space leased, the lease expiration date, security and other deposits, prepaid rent (for more than 30 days), percentage rent, pro rata share of operating expenses, taxes, charges and assessments. Section 5.13 of the MDI Disclosure Letter contains a list of known defaults and a list of any extraordinary clauses including, without limitation, any "kick-out" clauses, cotenancy requirements or exclusions, exclusives, restrictions, "go-dark" clauses, or clauses requiring any future funding of tenant improvements. Except as noted in Section 5.13 of the MDI Disclosure Letter, to MDI's knowledge, there is no violation of any cotenancy, exclusive or restriction listed in such
Section 5.13.

                  (b) As of the last day of the calendar month immediately preceding the date hereof, (i) each of the leases and tenancies for all or any portion of the MDI Properties (the "MDI Leases") is valid and subsisting and in full force and effect, has not been amended, modified or supplemented; (ii) the tenant under each of the MDI Leases is in actual possession of the leased premises; (iii) no tenants are in arrears for the payment of rent for any month preceding the month of the date of this Agreement or otherwise in default of such tenant's lease obligations as to which MDI has given notice of default to such tenant; and (iv) neither MDI nor any MDI Subsidiary has received any written notice from any tenant of any intention to vacate. Neither MDI nor any MDI Subsidiary has collected payment of rent (other than security deposits) accruing for a period which is more than one month beyond the date of collection.

                  (c) MDI has previously delivered or made available to Bradley a true and correct copy of all MDI Leases.

                  (d) As of the last day of the calendar month immediately preceding the date hereof, no tenant under any of the MDI Leases has asserted any claim of which MDI or any MDI Subsidiary has received written notice which would materially affect the collection of rent from such tenant and neither MDI nor any MDI Subsidiary has received written notice of any material default or breach on the part of MDI or any MDI Subsidiary under any of the MDI Leases which has not been cured.

                  (e)  Section  5.13 of the MDI  Disclosure  Letter sets forth a complete and correct list, as of the date hereof, of all written or oral commitments made by MDI or any MDI Subsidiary to lease any of the MDI Properties or any portion thereof which has not yet been reduced to a written lease. MDI has provided true and correct copies of all such written commitments to Bradley and Section 5.13 of the MDI Disclosure Letter provides with respect to each such oral commitment the principal terms of such commitment, including, if applicable, (i) the space to be occupied, (ii) the name of the tenant, (iii) the length of the original term thereof and any right or option to renew or extend the lease term, (iv) the monthly minimum rental, (v) rental escalations, (vi) the terms with respect to percentage rent or other overage rent, (vii) any provisions for tenant allowances and tenant build-out and (viii) the right of any third-party broker to any outstanding brokerage or other commission incidental thereto and all other financial terms.

                  (f) All material leases pursuant to which MDI or any MDI Subsidiary, as lessee, leases real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or any event which with notice or lapse of time or both would constitute such a default, nor do any of such leases contain any provision which would preclude the Surviving Corporation from occupying and using the leased premises for the same purposes and upon substantially the same rental and other terms as are applicable to the occupation and use by MDI and the MDI Subsidiaries.

         5.14 Rents. The rents and other income and charges set forth in Section
5.13 of the MDI Disclosure Letter are the actual rents, income and charges presently being charged by MDI and the MDI Subsidiaries under the MDI Leases. No space is occupied rent free or at a rental rate reduced from the rate stated in
Section 5.13 of the MDI Disclosure Letter. No tenant under any of the MDI Leases is entitled to any purchase option, concessions, allowances, abatements, set-offs, rebates or refunds or has prepaid any rents or other charges for more than one month. None of the MDI Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, other than to lenders, as described in Section 5.22 of the MDI Disclosure Letter. No brokerage or leasing commission or other compensation will be due or payable to any Person, firm, corporation or other entity with respect to or on account of any of the MDI Leases or any extensions or renewals thereof on and after the Effective Time.

         5.15 Environmental Matters. None of MDI, any MDI Subsidiary or, to the best knowledge of MDI, any other Person has caused or permitted (a) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the MDI Properties, or
(b) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from any of the MDI Properties as a result of any construction on or operation and use of such properties, which presence or occurrence could, individually or in the aggregate, have a MDI Material Adverse Effect; and in connection with the construction on or operation and use of the MDI Properties, neither MDI nor any of the MDI Subsidiaries has failed to comply, in any material respect, with any applicable local, state or federal environmental law, regulation, ordinance or administrative and judicial order relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials. In addition, no lien has ever been imposed by any governmental agency on the MDI Properties in connection with the presence of any Hazardous Materials and neither MDI nor any MDI Subsidiary has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter except for such judgments, consent decrees, compliance orders or administrative orders that would not have a material adverse effect on any of the MDI Properties, individually or in the aggregate, or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter within the last seven years. The MDI has provided to Bradley copies of all documents, records, and information available to MDI and any MDI Subsidiary concerning any environmental or health and safety matter relevant to any MDI Properties, including, without limitation, environmental risk assessments, site assessments, documentation regarding off-site disposal of any Hazardous Materials, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency. In addition, MDI has disclosed to Bradley all sites formerly or currently owned or operated by MDI or any MDI Subsidiary.

         5.16     Employee Benefit Plans.

                  (a) All employee benefits plans (within the meaning of Section
3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and other benefit arrangements covering employees of MDI and the MDI Subsidiaries, other than any multiemployer plan (within the meaning of Section 3(37) of ERISA) (the "MDI Benefit Plans") are listed in Section 5.16(a) of the MDI Disclosure Letter. True and complete copies of the MDI Benefit Plans have been provided or made available to Bradley. To the extent applicable, the MDI Benefit Plans have been administered in all material respects in accordance with their terms and comply, in all material respects, with the applicable requirements of ERISA and the Code. Any MDI Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or a determination letter request has been filed with the IRS with respect to any such plan and is still pending. No MDI Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. No MDI Benefit Plan nor MDI or any MDI Subsidiary has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. There are no pending or anticipated claims against or otherwise involving any of the MDI Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of MDI Benefit Plan activities) has been brought against or with respect to any such MDI Benefit Plan. All contributions required to be made as of the date hereof to the MDI Benefit Plans have been made or provided for. Except as otherwise required by Sections 601 through 608 of ERISA, Section 4980B of the Code and applicable state laws, MDI does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and MDI has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as set forth in the Severance Agreements, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional subsequent events directly related to the transaction contemplated herein) (i) constitute an event under any MDI Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of MDI or any MDI Subsidiary pursuant to any MDI Benefit Plan or
(ii) result in the triggering or imposition of any restrictions or limitations on the right of MDI or Bradley to amend or terminate any MDI Benefit Plan. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or MDI Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of MDI or any of the MDI Subsidiaries, could be characterized as an "excess parachute payment" within the meaning of Section 280G of the Code or non-deductible by virtue of Section 162(m) of the Code. MDI represents and warrants that the Severance Pay Policy described in MDI's employee handbook does not apply to either of Jerome Heinrichs or Dennis G.
Gethmann.

                  (b) Except as listed in Section 5.16(b) of the MDI Disclosure Letter, neither MDI nor any MDI Subsidiary contributes to or has any liability to contribute to a multiemployer plan. All contributions have been made as required by the terms of each of the plans listed in Section 5.16(b) of the MDI Disclosure Letter and the terms of any related collective bargaining agreements and neither MDI nor any MDI Subsidiary has any knowledge or received any notice that any such plan is in reorganization, that increased contributions are required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than required under
Section 412 of the Code, or that any such plan is insolvent.

         5.17 Labor Matters. Neither MDI nor any MDI Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of MDI, threatened against MDI or any of the MDI Subsidiaries relating to their business, except for any such proceeding which would not have a MDI Material Adverse Effect. To the knowledge of MDI, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of MDI or any of the MDI Subsidiaries.

         5.18 No Brokers. Neither MDI nor any of the MDI Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or Bradley to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that MDI has retained SBC Warburg Dillon Reed ("SBC") as its financial advisors, the arrangements with which have been disclosed in writing to Bradley prior to the date hereof. Other than the foregoing arrangements and Bradley's arrangement with BT Alex. Brown & Sons Incorporated ("Alex. Brown"), MDI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.19 Opinion of Financial Advisor. MDI has received the opinion of SBC, to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of MDI Common Stock from a financial point of view, and has delivered a true and correct copy of such opinion to Bradley.

         5.20  Bradley  Share  Ownership.   Neither  MDI  nor  any  of  the  MDI
Subsidiaries owns any shares of Bradley Common Stock or other securities convertible into any shares of Bradley Common Stock.

         5.21 Related Party Transactions. Set forth in Section 5.21 of the MDI Disclosure Letter is a list of all arrangements, agreements and contracts entered into by MDI or any of the MDI Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant, other than investment bankers, accountants or lawyers retained in the ordinary course of business or for the purposes of the transaction contemplated hereby (A) involving payments in excess of $25,000 or (B) which may not be terminated at will by MDI or the MDI Subsidiary which is a party thereto, (ii) any Person who is an officer, director or affiliate of MDI or any of the MDI Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, except for MDI Benefit Plans of which such individuals are participants or (iii) any Person who acquired MDI Common Stock in a private placement. All such documents are listed in Section 5.21 of the MDI Disclosure Letter and the copies of such documents, which have previously been provided or made available to Bradley and its counsel, are true and correct copies. All of the management, leasing or other contracts to which any of the MDI Subsidiaries or any affiliate of MDI is a party, receives income from or has obligations or liabilities arising out of are listed on Section 5.21 of the MDI Disclosure Letter.

         5.22 Contracts and Commitments. Section 5.22 of the MDI Disclosure Letter sets forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the MDI Properties or personal property of MDI and each of the MDI Subsidiaries and
(ii) each material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by MDI or any of the MDI Subsidiaries which may result in total payments by or liability of MDI or any MDI Subsidiary in excess of $10,000. Copies of the foregoing are listed in Section 5.22 of the MDI Disclosure Letter and the copies of such documents, which have previously been provided or made available to Bradley and its counsel, are true and correct. None of MDI or any of the MDI Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods except where such default would not have a MDI Material Adverse Effect. All joint venture agreements to which MDI or any of the MDI Subsidiaries is a party are set forth in Section 5.22 of the MDI Disclosure Letter and neither MDI nor any of the MDI Subsidiaries is in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

         5.23 Development Rights. Set forth in Section 5.23 of the MDI Disclosure Letter is a list of all agreements entered into by MDI or any of the MDI Subsidiaries relating to the development or construction of the MDI Properties and a description of the current status of each such development. The copies of such agreements are listed in Section 5.23 of the MDI Disclosure Letter, and such copies, which have previously been provided to Bradley and its counsel, are true and correct. All work to be performed, payments to be made and actions to be taken by MDI or any of the MDI Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with the development of the MDI Properties, including any development agreement relating to a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation, etc.) has been performed, paid or taken, as the case may be, and MDI is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

         5.24 Certain Payments Resulting From Transactions. Except for the vesting of options as set forth in Section 5.3 of the MDI Disclosure Letter and except as set forth in Section 5.24 of the MDI Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any MDI Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of MDI or any of the MDI Subsidiaries, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of MDI or Bradley to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or MDI Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of MDI or any of the MDI Subsidiaries, could be characterized as an "excess parachute payment" within the meaning of
Section 280G of the Code.

         5.25 Tenant Improvements. Section 5.25 of the MDI Disclosure Letter contains (i) a list of any unfunded tenant improvements being conducted by MDI or any MDI Subsidiary in excess of $10,000 and (ii) to the best knowledge of MDI, the aggregate amount of all unfunded tenant improvements for all MDI Properties. MDI and each MDI Subsidiary has delivered or made available true and correct copies of any and all contracts, plans, specifications and agreements in connection with all tenant improvements in excess of $10,000.

         5.26 Status of Options to Purchase Real Property. All options of MDI or any of the MDI Subsidiaries to purchase real property, including a description of the current status, conditions and contingencies relating to each of such options, are set forth in Section 5.26 of the MDI Disclosure Letter.

         5.27 Related Parties. Except as set forth in Section 5.27 of the MDI Disclosure Letter, (i) MDI does not have any outstanding agreements, arrangements or understandings, including, without limitation, leases and promissory notes, with any Person who is or was an officer or director of MDI at any time in the last eight (8) years, including, without limitation, Donald F. Day, Christopher R. Held, Terry L. Clauff and Joseph H. Carter, or with any Person that is owned in part or controlled by any such individual, and (ii) there is no Litigation pending or, to the knowledge of MDI, threatened, involving, relating to or affecting MDI and any Person who is or was an officer or director of MDI at any time in the last eight (8) years, including, without limitation, Donald F. Day, Christopher R. Held, Terry L. Clauff and Joseph H. Carter, or any Person that is owned in part or controlled by any such individual.

         5.28 Definition of MDI's Knowledge. As used in this Agreement, the phrase "to the knowledge of MDI" or "to the best knowledge of MDI" (or words of similar import) means the knowledge or the best knowledge of those individuals identified in Section 5.28 of the MDI Disclosure Letter, and includes any fact, matter or circumstance which any of such individuals, as an ordinary and prudent business person employed in the same capacity in the same type and size of business as MDI, should have known.

         5.29 Disclosure. The representations, warranties and statements made by MDI in this Agreement, the ancillary agreements and in the MDI Disclosure Letter and in the certificates and other documents delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 6

6.       Representations and Warranties of Bradley.

         Except as set forth in the disclosure letter delivered at or prior to the execution hereof to MDI, which shall refer to the relevant Sections of this Agreement (the "Bradley Disclosure Letter"), Bradley represents and warrants to MDI as follows:

         6.1 Existence; Good Standing; Authority; Compliance With Law. Bradley is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Bradley is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, which states are listed in Section 6.1 of the Bradley Disclosure Letter; provided, however, that if Bradley has prepared Section 6.1 of the Bradley Disclosure Letter in good faith, MDI hereby covenants not to exercise any right that it may have to terminate this agreement pursuant to
Section 9.1(d) based solely on any breach of the representation of Bradley contained in this sentence; provided further, however, that nothing contained in this Section 6.1 shall affect MDI's right to terminate this Agreement pursuant to Section 9.1(d) with respect to any matter described in this sentence that occurs or arises after the date hereof. Bradley has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of the Bradley Subsidiaries is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, which states are listed in Section 6.4 of the Bradley Disclosure Letter; provided, however, that if Bradley has prepared Section 6.1 of the Bradley Disclosure Letter in good faith, MDI hereby covenants not to exercise any right that it may have to terminate this agreement pursuant to Section 9.1(d) based solely on any breach of the representation of Bradley contained in this sentence; provided further, however, that nothing contained in this Section
6.1 shall affect MDI's right to terminate this Agreement pursuant to Section 9.1(d) with respect to any matter described in this sentence that occurs or arises after the date hereof. Neither Bradley nor any Bradley Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Bradley or any Bradley Subsidiary or any of their respective properties or assets is subject, except where such violation would not have a material adverse effect on the business, results of operations, properties or financial condition of Bradley and the Bradley Subsidiaries taken as a whole (a "Bradley Material Adverse Effect"). Bradley and the Bradley Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such license, permit or authorization or to take any such action would have a Bradley Material Adverse Effect. Copies of the Charter and other equivalent documents and Bylaws (and all amendments thereto) of Bradley and each of the Bradley  Subsidiaries  are listed in Section
6.1 of the Bradley Disclosure Letter, and the copies of such documents, which have previously been delivered or made available to MDI or its counsel, are true and correct copies. For purposes of this Agreement, the term "Bradley Subsidiary" shall include any of the entities set forth under such heading in
Section 6.4 of the Bradley Disclosure Letter.

         6.2 Authorization, Validity and Effect of Agreements. Bradley has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the ancillary agreements to which it is a party. The Board of Directors of Bradley has, by resolutions duly adopted by unanimous vote approved this Agreement, the Merger, the issuance of the Bradley Preferred Stock and the other transactions contemplated by this Agreement. In connection with the foregoing, the Board of Directors of Bradley has taken such actions and votes as are necessary on its part to render the provisions of the Control Share Acquisition Statute, the Business Combination Statute and all other applicable takeover statutes of the MGCL and any other applicable takeover statutes of any other state, inapplicable to this Agreement, the Merger, and the transactions contemplated by this Agreement. The execution by Bradley of this Agreement, the ancillary agreements and the consummation of the transactions contemplated by this Agreement and the ancillary agreements has been duly authorized by all requisite corporate action on the part of Bradley. This Agreement constitutes, and the ancillary agreements to which it will become a party (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Bradley, enforceable against Bradley in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         6.3      Capitalization.

                  (a) The authorized capital stock of Bradley consists of 80,000,000 shares of Bradley Common Stock, of which 23,701,762 are issued and outstanding, 20,000,000 shares of preferred stock, par value $.01 per share (the "Bradley Preferred Stock"), of which none are issued and outstanding, and 50,000,000 shares of excess stock, par value $.01 per share ("Bradley Excess Stock"), of which none are issued and outstanding. All such issued and outstanding shares of Bradley Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Bradley has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Bradley on any matter. Except for the Bradley OP Units, as defined below, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Bradley to issue, transfer or sell any shares of Bradley Common Stock, other than the issuance by Bradley of up to 385,550 shares of Bradley Common Stock upon the exercise of stock options issued pursuant to Bradley's stock option plans. There are no agreements or understandings to which Bradley or any Bradley Subsidiary is a party with respect to the voting of any shares of Bradley Common Stock or which restrict the transfer of any such shares, nor does Bradley have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares. Except for the Bradley OP Units, as defined below, there are no outstanding contractual obligations of Bradley or any Bradley Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or other securities of Bradley or any Bradley Subsidiary.

                  (b) The sole general partner of Bradley Operating Limited Partnership, a Delaware limited partnership ("Bradley OP"), is Bradley. As of the date hereof, there are issued and outstanding 25,083,004 units of partnership interest in Bradley OP ("Bradley OP Units"), 23,701,262 of which are owned by Bradley and the remainder of which are owned by the Persons (the "Limited Partners") and in the amounts set forth in Section 6.3 of the Bradley Disclosure Letter. All such issued and outstanding Bradley OP Units are duly authorized, validly issued, fully paid, and free of preemptive rights. There are not at the date of this Agreement, any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Bradley OP to issue, transfer or sell any limited partnership interests of Bradley OP. The Bradley OP Units owned by Bradley and, to the best knowledge of Bradley, the Bradley OP Units owned by the Limited Partners, are subject only to the restrictions on transfer set forth in the Limited Partnership Agreement of Bradley OP (the "Bradley OP Partnership Agreement") and those imposed by applicable securities laws. Except as set forth in Section 6.3 of the Bradley Disclosure Letter, Bradley has not issued or granted, and is not a party to, any commitments of any kind relating to, or any agreements or understandings with respect to, Bradley OP Units or any other interest in Bradley or any securities convertible into Bradley OP Units or such interests.

         6.4 Subsidiaries. Except as set forth in Section 6.4 of the Bradley Disclosure Letter, Bradley owns directly or indirectly all of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the Bradley Subsidiaries. Each of the outstanding shares of capital stock of each of the Bradley Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 6.4 of the Bradley Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the Bradley Subsidiaries is owned, directly or indirectly, by Bradley free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Bradley Subsidiary is set forth in Section 6.4 of the Bradley Disclosure Letter: (i) its name and jurisdiction of incorporation or organization; (ii) the jurisdictions in which such entity is qualified to conduct business; (iii) its authorized capital stock or share capital, or partnership or other interests; (iv) the name of each stockholder or owner of capital stock or share capital or percentage ownership for non-corporate entities held by it; and (v) the name of the general partners, if applicable.

         6.5 Other Interests. Except for interests in the Bradley Subsidiaries and the securities of other publicly traded REITs, neither Bradley nor any Bradley Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than investments in short-term investment securities and other than disclosed in Section 6.5 of the Bradley Disclosure Letter.

         6.6 No Violation. Except as set forth in Section 6.6 of the Bradley Disclosure Letter, neither the execution and delivery by Bradley of this Agreement or the ancillary agreements nor the consummation by Bradley of the transactions contemplated by this Agreement and the ancillary agreements in accordance with their terms, will: (i) conflict with or result in a breach of any provisions of the Articles of Amendment or Bylaws of Bradley; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of Bradley's stock option plans, or any grant or award under any of the foregoing;
(iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Bradley or any of the Bradley Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Bradley or any of the Bradley Subsidiaries is a party, or by which Bradley or any of the Bradley Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Bradley Material Adverse Effect; or (iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Bradley Material Adverse Effect.

         6.7 SEC Documents. A complete list of Bradley SEC filings, and each (A) registration statement, (B) annual report on Form 10-K, (C) quarterly report on Form 10-Q, (D) current report on Form 8-K, (E) proxy statement or information statement, and (F) any other report filed with the SEC pursuant to the Exchange Act or the Securities Act (in all such cases, including all exhibits, amendments and supplements thereto) prepared by Bradley or relating to either of their respective properties since January 1, 1994, are set forth in Section 6.7 of the Bradley Disclosure Letter, and copies of which, in the form (including exhibits and any amendments thereto) filed with the SEC, have previously been provided or made available to MDI or its counsel (collectively, the "Bradley Reports"). The Bradley Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Bradley under the Securities Laws subsequent to January 1, 1994. As of their respective dates, the Bradley Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Bradley included in or incorporated by reference into the Bradley Reports (including the related notes and schedules) fairly presents the consolidated financial position of Bradley and the Bradley Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Bradley included in or incorporated by reference into the Bradley Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Bradley and the Bradley Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. Except as and to the extent set forth on the consolidated balance sheet of Bradley and the Bradley Subsidiaries at December 31, 1997, including all notes thereto, or as set forth in the Bradley Reports, neither Bradley nor any of the Bradley Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Bradley or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date and liabilities for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger.

         6.8 Litigation. Other than personal injury and other routine tort litigation arising from the ordinary course of operations of Bradley and the Bradley Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Bradley or a Bradley Subsidiary) or, to the best knowledge of Bradley threatened in writing against or affecting Bradley or any Bradley Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Bradley Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court of Governmental Entity or arbitrator outstanding against Bradley or any of the Bradley Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         6.9 Absence of Certain Changes. Since the date of the most recent audited financial statements included in Bradley Reports (the "Bradley Financial Statement Date"), Bradley and the Bradley Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any change which has had a Bradley Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Bradley Material Adverse Effect, (b) except for regular quarterly distributions not in excess of $.35 per share Bradley Common Stock or Bradley OP Unit, respectively (or, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Bradley Common Stock or Bradley OP Units, (c) any split, combination or reclassification of the Bradley Common Stock or the Bradley OP Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Bradley or partnership interests in Bradley OP or any issuance of an ownership interest in, any Bradley

Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or might reasonably be expected to have a Bradley Material Adverse Effect, or (e) any change in accounting methods, principles or practices by Bradley or any Bradley Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Bradley Reports or required by a change in GAAP.

         6.10     Taxes.  Except as set forth in Section 6.10 of the Bradley
                  -----   Disclosure Letter:


                  (a) Bradley and each of the Bradley Subsidiaries has paid or caused to be paid all Taxes owed by it through the date hereof.

                  (b) Bradley and each of the Bradley Subsidiaries has timely filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period.

                  (c) Neither the IRS nor any other governmental authority is now asserting by written notice to Bradley or any Bradley Subsidiary or, to the knowledge of Bradley or the Bradley Subsidiaries, threatening to assert against Bradley any deficiency or claim for additional Taxes. There is no dispute or claim concerning any Tax liability of Bradley, either claimed or raised by any governmental authority, or as to which any officer of Bradley has reason to believe may be claimed or raised by any governmental authority. No claim has ever been made by a taxing authority in a jurisdiction where Bradley does not file reports and returns that Bradley is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Bradley or any Bradley Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Bradley has never entered into a closing agreement pursuant to Section 7121 of the Code.

                  (d) Bradley has not received written notice of any audit of any tax return filed by Bradley, no such audit is in progress, and Bradley has not been notified by any tax authority that any such audit is contemplated or pending. Neither Bradley nor any of the Bradley Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by Bradley is in force. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Bradley and each of the Bradley Subsidiaries and all communications relating thereto have been delivered to MDI or made available to representatives of MDI.

                  (e) Bradley and each Bradley Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

                  (f) Each of the Bradley Subsidiaries of which all the outstanding capital stock is owned solely by Bradley is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Bradley OP and each of the other Bradley Subsidiaries listed as a partnership or limited liability company in Section 6.4 of the Bradley Disclosure Letter are, and have been at all times, properly classified as partnerships for federal income tax purposes and not as publicly-traded partnerships.

                  (g) For all applicable tax years as to which Bradley's federal income tax returns are subject to audit and Bradley is subject to assessment for taxes reportable therein, and at all times thereafter up to and including the date hereof, Bradley has qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code. For the periods described in the preceding sentence, Bradley has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of each state in which Bradley is subject to income tax and which provides for the taxation of REITs in a manner similar to the treatment of REITs under Sections 856-860 of the Code, but, with respect to each such state, only for such periods for which Bradley's income tax returns are subject to audit and Bradley is subject to assessment for taxes reportable therein.

         6.11 Books and Records. The books of account and other financial records of Bradley and each of the Bradley Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Bradley Reports. The minute books and other records of Bradley and each of the Bradley Subsidiaries have been made available to MDI, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of Bradley and each of the Bradley Subsidiaries.

         6.12 Employee Benefit Plans. All employee benefits plans (within the meaning of Section 3(3) of ERISA) and other benefit arrangements covering employees of Bradley and the Bradley Subsidiaries (other than multiemployer plans as defined in Sections 3(37) and 4001(a)(3) of ERISA) (the "Bradley Benefit Plans") are listed in Section 6.12 of the Bradley Disclosure Letter. True and complete copies of the Bradley Benefit Plans have been provided or made available to MDI. To the extent applicable, the Bradley Benefit Plans have been administered in all material respects in accordance with their terms and comply, in all material respects, with the applicable requirements of ERISA and the Code. Any Bradley Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or a determination letter request has been filed with the IRS with respect to any such plan and is still pending. No Bradley Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. No Bradley Benefit Plan nor Bradley or any of the Bradley Subsidiaries has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. There are no pending or anticipated claims against or otherwise involving any of the Bradley Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Bradley Benefit Plan activities) has been brought against or with respect to any such Bradley Benefit Plan. All material contributions required to be made as of the date hereof to the Bradley Benefit Plans have been made or provided for. Except as otherwise required by Sections 601 through 608 of ERISA, Section 4980B of the Code and applicable state laws, Bradley does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and Bradley has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Bradley Reports, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional subsequent events directly related to the transaction contemplated herein) constitute an event under any Bradley Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of Bradley or any Bradley Subsidiary.

         6.13 Labor Matters. Except as listed in Section 6.13 of the Bradley Disclosure Letter, neither Bradley nor any Bradley Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Bradley, threatened against Bradley or any of the Bradley Subsidiaries relating to their business, except for any such proceeding which would not have a Bradley Material Adverse Effect. To the knowledge of Bradley, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Bradley or any of the Bradley Subsidiaries.

         6.14 No Brokers. Neither Bradley nor any of the Bradley Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or MDI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Bradley has retained Alex. Brown as its financial advisor, the arrangements with which have been disclosed in writing to MDI prior to the date hereof. Other than the foregoing arrangements and MDI's arrangements set forth in Section 5.18 of this Agreement, Bradley is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         6.15 MDI Stock Ownership. Except as disclosed in Section 6.15 of the Bradley Disclosure Letter, neither Bradley nor any of the Bradley Subsidiaries owns any shares of capital stock of MDI or other securities convertible into capital stock of MDI.

         6.16 Definition of Bradley's Knowledge. As used in this Agreement, the phrase "to the knowledge of Bradley" or "to the best knowledge of Bradley" (or words of similar import) means the knowledge or the best knowledge of those individuals identified in Section 6.16 of the Bradley Disclosure Letter, and includes any fact, matter or circumstance which any of such individuals, as an ordinary and prudent business person employed in the same capacity in the same type and size of business as Bradley, should have known.

         6.17 Environmental Matters. Except as disclosed in Section 6.17 of the Bradley Disclosure Letter, none of Bradley, any Bradley Subsidiary or, to the best knowledge of Bradley, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the real properties identified in the Bradley Disclosure Letter (the "Bradley Properties"), or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from any of the Bradley Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Bradley Material Adverse Effect; and in connection with the construction on or operation and use of the Bradley Properties, neither Bradley nor any of the Bradley Subsidiaries has failed to comply, in any material respect, with any applicable local, state or federal environmental law, regulation, ordinance or administrative and judicial order relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

         6.18 Disclosure. The representations, warranties and statements made by Bradley in this Agreement, the ancillary agreements and in the Bradley
Disclosure Letter and in the certificates and other documents, delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.


                                    ARTICLE 7

7.       Covenants.

         7.1 Acquisition Proposals. Unless and until this Agreement shall have been terminated in accordance with its terms, MDI agrees and covenants that (a) neither it nor any MDI Subsidiary shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of the MDI Subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of 10% or more of the assets or any equity securities or partnership interests (including, without limitation, partnership interests of MAB) of, MDI or any MDI Subsidiary, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) MDI will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
Section 7.1; and (c) MDI will notify Bradley immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of MDI, from (i) furnishing information to or entering into discussions or negotiations with, any Person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of MDI, after consultation with and based upon the advice of McGrath, North, Mullin & Kratz, P.C., or another nationally recognized law firm selected by MDI, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person or entity, MDI provides written notice to Bradley to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person or entity, and (C) MDI keeps
Bradley informed of the status of any such discussions or negotiations, including, without limitation, promptly informing Bradley (in any case within 24 hours) of all material developments relating thereto; and (ii) to the extent applicable, complying with Rule 14e-2 and Rule 14a-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. Notwithstanding anything to the contrary set forth herein, nothing in this Section 7.1 shall (x) permit MDI to terminate this Agreement (except as specifically provided in Article 9 hereof), (y) except as specifically provided in Article 9 hereof, permit MDI or any MDI Subsidiary to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, neither MDI nor any MDI Subsidiary shall enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal), or (z) affect any other obligation of any party under this Agreement.

         7.2      Conduct of Businesses.

                  (a) Prior to the Effective Time, except as specifically permitted by this Agreement, unless the other party has consented in writing thereto, Bradley and MDI:

                           (i) Shall  use their  reasonable  best  efforts,  and
shall cause each of their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

                           (ii) Shall confer on a regular basis with one or more
representatives of the other to report operational matters of materiality and, subject to Section 7.1, any proposals to engage in material transactions, whether or not in the ordinary course of business;

                           (iii) Shall promptly notify the other of any material
emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein; and

                           (iv)  Shall  promptly  deliver  to the other true and
correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

                  (b) At all times from the execution of this Agreement until the Effective Time, MDI:

                           (i) Shall,  and shall cause each MDI  Subsidiary  to,
conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to clauses
(ii)-(xv) below;

                           (ii) Shall not,  and shall cause each MDI  Subsidiary
not to, acquire, enter into an option to acquire or exercise an option or contract to acquire, additional real property, incur additional indebtedness (including, without limitation, refinancing any existing indebtedness), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, shopping centers or any other type of real estate projects (including, but not limited, to options to purchase real property listed in Section 5.26 of the MDI Disclosure Letter); provided, however, that MDI shall be able (A) to engage in the construction of Imperial Mall in accordance with the budget set forth in Section 7.2(b) of the MDI Disclosure Letter; and (B) to borrow money under its existing lines of credit in the ordinary course of business in accordance with the budget set forth in Section 7.2(b) of the MDI Disclosure Letter; provided further that in no event shall MDI or any MDI Subsidiary enter into any form of third party financing or refinancing of existing indebtedness relating to Imperial Mall without the prior written consent of Bradley.

                           (iii)  Shall not amend its  Charter  or  Bylaws,  and
shall cause each MDI Subsidiary not to amend its Charter, Bylaws, joint venture documents, partnership agreements or equivalent documents except as contemplated by Section 1.4 of this Agreement;

                           (iv) Shall not (A) except pursuant to the exercise of
options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

                           (v)  Shall  not (A)  declare,  set  aside  or pay any
dividend or make any other distribution or payment with respect to any shares of its capital stock, except in compliance with Section 7.14 of this Agreement, or
(B) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of the MDI Subsidiaries, or make any commitment for any such action;

                           (vi) Shall  not,  and shall not permit any of the MDI
Subsidiaries to, sell, lease or otherwise dispose of (A) any MDI Properties or any portion thereof or any of the capital stock of or partnership or other interests in any of the MDI Subsidiaries or (B) except in the ordinary course of business, any of its other assets; provided, however, that, subject to the approval of a committee composed of two individuals selected by Bradley and two individuals selected by MDI, MDI may (A) lease any MDI Properties or any portion thereof in the ordinary course of business (provided, however, that approval of such committee shall not be required for leases of less than 5,000 square feet, which are on market rates, terms and conditions and do not violate any exclusives or restrictions) and (B) solicit purchase bids for the properties located at Town West, Macon County and Imperial Mall;

                           (vii) Shall not,  and shall not permit any of the MDI
Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other Person;

                           (viii) Shall not, and shall not permit any of the MDI
Subsidiaries  to,  pay,   discharge  or  satisfy  any  claims,   liabilities  or
obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of MDI included in the MDI Reports or incurred in the ordinary course of business consistent with past practice;

                           (ix) Shall  not,  and shall not permit any of the MDI
Subsidiaries to, enter into any Commitment which may result in total payments or liability by or to it in excess of $25,000, except for the renewal of casualty and property insurance held by MDI in the ordinary course of business (provided, however, that nothing contained in this clause (ix) shall permit MDI or any MDI Subsidiary to take any action prohibited by the other provisions of this Section 7.2);

                           (x) Shall  not,  and shall not  permit any of the MDI
Subsidiaries  to,  enter  into  any  Commitment  with  any  officer,   director,
consultant or affiliate of MDI or any of the MDI Subsidiaries;

                           (xi)  Shall   provide   Bradley   with  a  reasonable
opportunity to review and comment on any federal income tax returns filed by MDI or any MDI Subsidiary prior to the Effective Time;

                           (xii)  Shall  not,  without  prior  notification  and
consultation with Bradley, terminate any employee under circumstances which would result in severance payments to such employee or pay any severance benefits to any employee on account of such employee's termination;

                           (xiii)   Shall   maintain  the  MDI   Properties   in
substantially the same condition as the same are in as of the date of this Agreement, subject only to reasonable use and wear and casualty;

                           (xiv)  Shall  maintain  in full force and effect fire
and  extended  coverage  casualty  insurance on the MDI  Properties  as shown in
Section 5.12 of the MDI Disclosure Letter; and

                           (xv) Shall take all such  actions  necessary in order
to terminate the MDI's dividend reinvestment plan as soon as possible following the execution of this Agreement but in any event prior to the distribution of the Merger Dividend (as defined in Section 7.14 hereof).

                  (c) Notwithstanding anything to the contrary set forth in this Agreement and without limiting any of the other rights of Bradley set forth herein, between the date of this Agreement and the Effective Time, (i) Bradley and the Bradley Subsidiaries may enter into leases with respect to all or any portion of the Bradley Properties, acquire, lease, enter into an option to acquire or lease, or exercise an option or contract to acquire or lease, additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop, construct or renovate, shopping centers or other real estate projects, (ii) Bradley may issue directly or indirectly in a public or private transaction any kind of securities, including without limitation shares of any class or series of common, preferred or other type of capital stock, and may cause Bradley OP to issue in a public or private transaction any kind of securities, including, without limitation, partnership units or debt securities, (iii) Bradley may acquire, or agree to acquire any business or any corporation, partnership, limited liability company or other business organization by merger, consolidation or by purchasing substantially all of the assets, capital stock or partnership or membership interests of such entity, or by any other manner, (iv) Bradley may sell or agree to sell all or substantially all of its assets or to issue or sell any amount of its outstanding capital stock or Bradley OP Units to a Person or group of Persons or an entity, and may merge or consolidate with another entity regardless of whether Bradley is the surviving entity in such transaction, (v) Bradley may amend and/or restate its Charter and Bylaws and Bradley and the other partners of Bradley OP may amend and/or restate the Bradley OP Partnership Agreement, and (vi) Bradley and the Bradley Subsidiaries may take any action necessary or advisable to effectuate any of the foregoing clauses.

         7.3      Meeting of Stockholders.

                  (a) MDI will take all action necessary in accordance with applicable law and its Charter and Bylaws to convene a meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of MDI shall recommend and declare advisable that its stockholders approve this Agreement and the transactions contemplated hereby, and, prior to the Effective Time, neither the Board of Directors of MDI nor any committee thereof shall withdraw or modify the approval or recommendation by such Board of Directors. MDI shall use its best efforts to timely mailing the proxy statement/prospectus contained in the Form S-4 (as defined below) to MDI's stockholders and to take all such other actions necessary or desirable to obtain such approval; provided, however, that nothing contained in this Section 7.3(a) shall prohibit the Board of

Directors of MDI from failing to make such recommendation or using its best efforts to obtain such approval if the Board of Directors of MDI has determined in good faith after consultation with and based upon the advice of McGrath, North, Mullin & Kratz, P.C. or another nationally recognized law firm selected by MDI, that such action is necessary for the Board to comply with its fiduciary duties to its stockholders under applicable law. Notwithstanding the foregoing, MDI will immediately notify Bradley in writing if it takes any action set forth in the prior sentence.

                  (b) Promptly following the execution of this agreement, Bradley and MDI shall prepare and file a proxy statement/prospectus (the "Form S-4") relating to the stockholder meeting of MDI and the registration of the Bradley Preferred Stock and the Bradley Common Stock (the "Underlying Bradley Common Stock") which will be issued upon conversion of the Bradley Preferred Stock in accordance with the terms set forth in the Articles Supplementary. The respective parties will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Bradley and MDI shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Form S-4. Bradley shall use its reasonable best efforts, and MDI will cooperate with Bradley, to have the Form S-4 declared effective by the SEC as promptly as practicable. Bradley shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Bradley agrees that the Form S-4 and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of MDI, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Bradley in reliance upon and in conformity with information concerning MDI furnished to Bradley by MDI for use in the Form S-4. MDI agrees that the information provided by it for inclusion in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of MDI, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by MDI in reliance upon and in conformity with information concerning Bradley furnished to MDI by Bradley for use in the Form S-4. Bradley will advise and deliver copies (if any) to MDI, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Bradley Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

                  (c) It shall be a condition to the mailing of the proxy statement/prospectus that (i) Bradley shall have received a "comfort" letter from Deloitte & Touche LLP, independent public accountants for MDI, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective, addressed to Bradley in form and substance reasonably satisfactory to Bradley, concerning the procedures undertaken by Deloitte & Touche LLP with respect to the financial statements and information of MDI and the MDI Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) MDI shall have received a "comfort" letter from KPMG Peat Marwick LLP, independent public accountants for Bradley, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective, addressed to MDI, in form and substance reasonably satisfactory to MDI, concerning the procedures undertaken by KPMG Peat Marwick LLP with respect to the financial statements and information of Bradley and the Bradley Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         7.4 Filings; Other Action. Subject to the terms and conditions herein provided, MDI and Bradley shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the ancillary agreements and the consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to MDI and Bradley; and (d) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the ancillary agreements. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement or the ancillary agreements, the proper officers and directors of Bradley and MDI shall take all such necessary action.

         7.5 Inspection of Records. From the date hereof to the Effective Time, each of MDI and Bradley shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of MDI and Bradley and their respective subsidiaries.

         7.6 Publicity. Bradley and MDI shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the rules of the NYSE if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         7.7 Initial Listing Application. Bradley shall promptly prepare and submit to the NYSE an initial listing application covering the shares of Bradley Preferred Stock issuable in the Merger and the Underlying Bradley Common Stock issuable upon the conversion of Bradley Preferred Stock, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Bradley Preferred Stock and Underlying Bradley Common Stock, subject to official notice of issuance.

         7.8      Further Action.

                  (a) Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger. Without limiting the foregoing, at the Closing, MDI shall deliver, deeds, affidavits or other documents necessary for Bradley to obtain endorsements to existing title insurance policies or new title insurance policies which (i) insure that Bradley (or its designee) is the record owner of the MDI Properties, subject only to the Encumbrances, and (ii) contain a so-called "non-imputation" endorsement (such non-imputation endorsement insuring that Bradley will not be charged with the imputed knowledge of MDI, the MDI Subsidiaries and Affiliates thereof). In connection with the Closing, MDI and each MDI Subsidiary shall use their respective best efforts to deliver to Bradley such deeds, bills of sale, assignments, certificates and affidavits as are required to effectuate the consummation of the transactions described herein and as may be necessary to effectuate the transfer of the MDI Properties to Bradley OP by Bradley subsequent to the Closing.

                  (b) MDI shall have remedied any violations of any laws applicable to the MDI Properties, including, without limitation, fire safety standards, of which it has been notified by any governmental authority to the satisfaction of and within the time periods required by such governmental authority.

                  (c) MDI shall obtain updated or new surveys of each to the MDI Properties in accordance with the "Minimum Standard Detail Requirements and Classifications for Land Title Surveys" jointly established by ALTA and ACSM in 1992, which (i) include items 1-4 and 6-11 in Table A, (ii) meet the accuracy requirements of an Urban Survey, as defined therein, and (iii) are certified to Bradley and Bradley OP and the title insurance company specified by Bradley.

         7.9      Affiliates of MDI.

                  (a) At least 30 days prior to the Closing Date, MDI shall deliver to Bradley a list of names and addresses of those Persons who were, in MDI's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such Person, an "Affiliate") of MDI within the meaning of Rule 145. MDI shall provide Bradley such information and documents as Bradley shall reasonably request for purposes of reviewing such list. MDI shall use its reasonable best efforts to deliver or cause to be delivered to Bradley, prior to the Closing Date, from each of the Affiliates of MDI identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit D. Bradley shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any shares of Bradley Preferred Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Bradley Preferred Stock, consistent with the terms of such Affiliate Letters.

                  (b) Bradley shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of MDI may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of Bradley Preferred Stock received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) or (ii) any successor rule or regulation hereafter adopted by the SEC.

         7.10 Expenses. Subject to the provisions of Article 9, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a) the filing fee in connection with the HSR Act filing, if any, (b) the filing fee in connection with the filing of the Form S-4 with the SEC and (c) the expenses incurred for printing and mailing the Form S-4, shall be shared equally by MDI and Bradley. All costs and expenses for professional services rendered pursuant to the transactions contemplated by this Agreement including, but not limited to, investment banking and legal services, will be paid by each party incurring such services.

         7.11     Indemnification.

                  (a) Bradley agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees, advisors and agents of MDI and the MDI Subsidiaries (including, without limitation, MAB) as provided in their respective charters or By-Laws in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect. For a period of six years after the Effective Time, Bradley shall not amend, repeal or otherwise modify the provisions in its Charter and Bylaws providing for exculpation of director liability and indemnification in any manner that would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees, advisors or agents of MDI in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; provided, however, that in the event any claim or claims are asserted or made either prior to the Effective Time or within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                  (b) In addition to the rights provided in Section 7.11(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any action by or on behalf of any or all security holders of MDI or Bradley or by or in the right of MDI or Bradley or any claim, action, suit, proceeding or investigation in which any Person who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time, a director of MDI (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director of MDI or any of the MDI Subsidiaries (including, without limitation, MAB) or any action or omission by such Person in his capacity as a director, or (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time, Bradley on one hand and the Indemnified Parties on the other hand, hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that, after the Effective Time, Bradley shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In addition, after the Effective Time, in the event of any such threatened or actual claim, action, suit, proceeding or investigation, Bradley shall promptly pay and advance expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of any claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, Bradley shall pay for only one counsel and one local counsel for all Indemnified Parties unless the use of one such counsel and one local counsel for such Indemnified Parties would present such counsel with a conflict of interest, in which case Bradley shall employ other counsel to the extent necessary to avoid a conflict of interest with any counsel or party involved in the matter. Notwithstanding anything to the contrary set forth in this Agreement, Bradley
(i) shall not be liable for any settlement effected without its prior written consent, and (ii) shall not have any obligation hereunder to any Indemnified Party if a court of competent jurisdiction shall determine in a final and non-appealable order that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. In the event of such a final and non-appealable determination by a court that such indemnification is prohibited by applicable law, the Indemnified Person shall promptly refund to Bradley the amount of all expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Bradley of such claim and the relevant facts and circumstances with respect thereto, provided that the failure to provide such notice shall not affect the obligations of Bradley except to the extent such failure to notify materially prejudices Bradley's ability to defend such claim, action, suit, proceeding or investigation.

                  (c) At or prior to the Effective Time, Bradley shall purchase directors' and executive officers' liability insurance policy coverage for MDI's directors and executive officers for a period of six years following the Effective Time, which will provide the directors and executive officers with coverage on substantially similar terms as currently provided by MDI to such directors and executive officers. In fulfilling its obligations under the preceding sentence, Bradley shall not be required to pay more than $50,000 in the aggregate (provided that if the premium of such coverage exceeds such amount, Bradley shall be obligated to obtain a policy with the greatest dollar amount of coverage available for costs not exceeding such amount). MDI shall have the right to reasonably review and approve any such policy, which approval shall not be unreasonably withheld.

                  (d) This Section 7.11 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Bradley. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.11 and Bradley acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants.

                  (e) In the event that Bradley or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Bradley assume the obligations set forth in this Section.

         7.12 Reorganization. From and after the date hereof and until the Effective Time, neither Bradley nor MDI nor any of their respective subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Following the Effective Time, Bradley shall use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         7.13 Certain Benefits. Except for normal increases in the ordinary course of business that are consistent with past practices and cost increases of third party providers necessary to maintain benefits at current levels that, in the aggregate, do not result in a material increase in benefits or compensation expense to MDI or any of the MDI Subsidiaries or as set forth in Section 5.16 of the MDI Disclosure Letter, MDI will not, and will not permit any of the MDI Subsidiaries to, adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee that increase in any manner the compensation, retirement, welfare or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including without limitation the granting of stock options) or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to any of the foregoing.

         7.14     Dividends

                  (a) Prior to the Effective Time, MDI and Bradley shall cooperate and coordinate with each other so that (i) the record date for regular quarterly dividends and distributions with respect to the first quarter of 1998 and thereafter until the Effective Time shall occur on the same date, (ii) the payment date for each such regular quarterly dividend and distribution shall be on the last day of such applicable quarter, and (iii) the amount of each such regular quarterly dividend and distribution shall not exceed $.22 per quarter for MDI and $.35 per quarter for Bradley.

                  (b) For its taxable year ending at the Effective Time (the "Short Taxable Year") MDI will not have any (i) "net income from foreclosure property" as defined by Section 857(b)(4) of the Code or (ii) "net income derived from prohibited transactions" as defined by Section 857(b)(6) of the Code. Immediately prior to the Effective Time, MDI will cause to be distributed a dividend (within the meaning of Section 316 of the Code) to its stockholders (the "Merger Dividend") of an amount such that (i) MDI's "real estate investment trust taxable income" as defined in Section 857(b)(2) of the Code for the Short Taxable Year shall equal zero; (ii) MDI's current and accumulated earnings and profits as described in Section 312 of the Code for the Short Taxable Year shall equal zero; and (iii) MDI's "deduction for dividends paid during the taxable year" (within the meaning of Sections 561 and 857(a)(1) of the Code and determined without regard to "capital gain dividends" within the meaning of
Section 857(b) of the Code) for the Short Taxable Year will equal or exceed the amount set forth in Section 857(a)(1)(A) and (B) of the Code.

                  (c) MDI will do all things necessary to ensure that it continues to meet all of the requirements to be treated as a REIT for all purposes under the Code and the tax provisions of the State of Nebraska (and any other state in which MDI is subject to tax and which provides for the taxation of REITs in a manner similar to the treatment of REITs under Sections 856-860 of the Code) and shall make any and all required filings in connection therewith, including providing Bradley with all information, documentation and assistance Bradley may reasonably request in order for Bradley to mail the stockholder demand letters required by Treasury Regulation ss. 1.857-8 within 30 days after the Effective Time and to take any other actions that may be necessary or appropriate for Bradley, as the Surviving Corporation, to take in order to maintain MDI's status as a REIT through the Effective Time.

         7.15 Environmental Matters. MDI and Bradley shall cooperate and keep each other informed in a timely manner regarding any communications to or filings with any state environmental regulatory authorities regarding the MDI Properties and MDI shall not submit any written communication or filing to any such state environmental authority without the prior written consent of Bradley, which consent shall not be unreasonably withheld.


                                    ARTICLE 8

8.       Conditions.

         8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of MDI.

                  (b) The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

                  (c) Neither of the parties hereto shall be subject to any temporary restraining order, ruling or preliminary or permanent injunction or other order of a court of competent jurisdiction or other legal restraint or prohibition which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order, ruling, injunction or other prohibition shall have been issued, each party agrees to use its best efforts to have any such order, ruling, injunction or other prohibition lifted, stayed or reversed.

                  (d) The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Bradley or MDI, threatened by the SEC.

                  (e) Bradley shall have obtained the approval for the listing of the shares of Bradley Preferred Stock issuable in the Merger on the NYSE, subject to official notice of issuance.

                  (f) Bradley shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Bradley Preferred Stock as contemplated in this Agreement.

                  (g) Bradley and MDI shall have received the opinion of Goodwin, Procter & Hoar LLP, or another nationally recognized law firm selected by Bradley, dated not less than five business days prior to the date the Form S-4 is declared effective by the SEC, reasonably acceptable to Bradley, and subject to customary conditions and qualifications (including reliance, in part, on representations of Bradley and MDI and certain stockholders of MDI), to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Sections 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

         8.2 Conditions to Obligations of MDI to Effect the Merger. The obligation of MDI to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by MDI:

                  (a) Each of the representations and warranties of Bradley contained in this Agreement qualified as to materiality or Bradley Material Advance Effect shall be true and correct in all respects and the representations and warranties of Bradley contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time except to the extent any such representation or warranty is expressly limited by its terms to another date or time, and MDI shall have received a certificate, dated the Closing Date, signed on behalf of Bradley by the President of Bradley to the foregoing effect.

                  (b) Bradley shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and MDI shall have received a certificate, dated the Closing Date, signed on behalf of Bradley by the President of Bradley to the foregoing effect.

                  (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change concerning Bradley or any of the Bradley Subsidiaries that has had or could be reasonably likely to have a Bradley Material Adverse Effect and MDI shall have received a certificate, dated the Closing Date, signed on behalf of Bradley by the President of Bradley to the foregoing effect.

                  (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by Bradley and its subsidiaries and affiliated entities in connection with the execution, delivery and performance of this Agreement and the ancillary agreements shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, would not have Bradley Material Adverse Effect.

         8.3 Conditions to Obligation of Bradley to Effect the Merger. The obligations of Bradley to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by
Bradley:

                  (a) Each of the representations and warranties of MDI contained in this Agreement qualified as to materiality or MDI Material Adverse Effect shall be true and correct in all respects and the representations and warranties of MDI contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time except to the extent any such representation or warranty is expressly limited by its terms to another date or time, and Bradley shall have received a certificate, dated the Closing Date, signed on behalf of MDI by the President of MDI to the foregoing effect. Notwithstanding the foregoing, the occurrence of any Litigation subsequent to the date hereof and prior to the Effective Time, which could not reasonably be expected to have a MDI Material Adverse Effect shall be deemed not to be a breach of the provisions of this Section 8.3(a).

                  (b) MDI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Bradley shall have received a certificate, dated the Closing Date, signed on behalf of MDI by the President of MDI to the foregoing effect.

                  (c) Bradley shall have received Option Terminations relating to each of the Existing MDI Options, as required by Section 4.1(e) of this Agreement and shall have received an Acknowledgment of Severance Obligation from each of the applicable employees as required by Section 1.5 of this Agreement.

                  (d) At closing, Bradley shall have received the opinion of Deloitte & Touche LLP, in the form attached hereto as Exhibit E.

                  (e) From the date of this Agreement through the Effective Time, there shall not have occurred any change concerning MDI or any of the MDI Subsidiaries, that has had or could be reasonably likely to have a MDI Material Adverse Effect and Bradley shall have received a certificate, dated the Closing Date, signed on behalf of MDI by the President of MDI to the foregoing effect.

                  (f) MDI shall have obtained and delivered to Bradley estoppel certificates dated no earlier than 60 days prior to the Effective Time with respect to (x) leases and REA Agreements representing at least 90% of the total rented space represented by the leases and REA Agreements set forth on Schedule 8.3(f) hereof and (y) leases representing a total of 50% of the total rented space of each MDI Property, other than rented space represented by the leases listed on Schedule 8.3(f) hereof. Such estoppel certificates shall either be (x) substantially in the form of Exhibit F hereto or (y) in the form required by the applicable lease.

                  (g) (i) The consents set forth in Schedule 8.3(g) hereof shall have been obtained, and (ii) all other consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by MDI and its subsidiaries and affiliated entities in connection with the execution, delivery and performance of this Agreement and the ancillary agreements shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, would not have a MDI Material Adverse Effect.

                                    ARTICLE 9

9.       Termination.

         9.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of MDI and Bradley:

                  (a)      by mutual written consent of Bradley and MDI;

                  (b) by either Bradley or MDI if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action;

                  (c) by Bradley upon a breach of any representation, warranty, covenant or agreement on the part of MDI set forth in this Agreement, or if any representation or warranty of MDI shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b), as the case may be, would be incapable of being satisfied by September 30, 1998; provided, however, that, in any case, a willful breach of Sections 7.1, 7.2(b), 7.3(a), 7.9, 7.12 and 7.14(c) shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1(c);

                  (d) by MDI upon a breach of any representation, warranty, covenant or agreement on the part of Bradley set forth in this Agreement, or if any representation or warranty of Bradley shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b), as the case may be, would be incapable of being satisfied by September 30, 1998; provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1(d);

                  (e) by Bradley if (i) the Board of Directors of MDI shall have failed to make, or shall have withdrawn, amended, modified or changed its approval or recommendation of this Agreement or any of the transactions contemplated hereby; (ii) MDI shall have failed as soon as practicable to mail the proxy/prospectus contained in the Form S- 4 to its stockholders or to include the recommendation of its Board of Directors of this Agreement and the transactions contemplated hereby in the proxy/prospectus contained in the Form S-4; (iii) the Board of Directors of MDI shall have recommended that stockholders of MDI accept or approve an Acquisition Proposal by a Person other than Bradley (or MDI or its Board shall have resolved to do such); or (iv) MDI or its Board of Directors shall have resolved to do any of the foregoing;

                  (f) by MDI, if the Board of Directors of MDI recommends to MDI's stockholders approval or acceptance of a Acquisition Proposal by a Person other than

Bradley, but only in the event that the Board of Directors of MDI, after consultation with and based upon the advice of McGrath, North, Mullin & Kratz, P.C. or another nationally recognized law firm, has determined in good faith that such action is necessary for the Board of Directors of MDI to comply with its fiduciary duties to its stockholders under applicable law;

                  (g) by either Bradley or MDI if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the stockholders of MDI upon the holding of a duly convened stockholder meeting;

                  (h) by either Bradley or MDI, if the Merger shall not have been consummated on or before September 30, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective
Time); or

                  (i) by MDI if Bradley enters into a definitive agreement pursuant to which Bradley agrees (A) to sell all or substantially all of its assets or (B) to merge or consolidate with another Person if consummation of such merger or consolidation would result in the voting securities of Bradley outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person) less than 50% of the combined voting power of the voting securities of Bradley or such surviving Person outstanding immediately after such merger or consolidation. MDI's right of termination under this Section 9.1(i) shall expire and become null and void on the seventh (7th) day after receipt of notice by MDI that Bradley has entered into such definitive agreement.

The right of any party  hereto to  terminate  this  Agreement  pursuant  to this
Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

         9.2      Effect of Termination.

                  (a) In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, all rights and obligations of any party hereto shall cease except for agreements contained in Section 10.5 and neither party shall have any liability to the other party or any of its affiliates, directors, officers or stockholders; provided, however, that MDI shall be required to make such payments to Bradley as are required pursuant to this Article 9.

                  (b) If (x)  Bradley  terminates  this  Agreement  pursuant  to
Section 9.1(e)(iii) or pursuant to 9.1(c) as a result of a willful breach by MDI or (y) MDI terminates this Agreement pursuant to Section 9.1(f), then MDI shall pay to Bradley an amount in cash equal to the sum of (i) $2,500,000, plus (ii) Bradley's out-of-pocket costs and expenses, in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and disbursements of accountants, attorneys and investment bankers up to a maximum of $875,000 (clauses (i) and (ii) collectively, the "Termination Amount") in accordance with the provisions of Section 9.3.

                  (c) If Bradley terminates this Agreement pursuant to Section 9.1(e)(i), 9.1(e)(ii), 9.1(e)(iv) or 9.1(c) (except for a termination because of a willful breach by MDI in which case the provisions of Section 9.2(b) will apply), MDI shall pay all of Bradley's out-of-pocket costs and expenses, in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and disbursements of accountants, attorneys and investment bankers (collectively, "Expenses") up to a maximum of $875,000, in accordance with the provisions of Section 9.3.

                  (d) If this Agreement is terminated pursuant to Section 9.1(g), MDI shall pay all of Bradley's Expenses up to a maximum of $500,000 in accordance with the provisions of Section 9.3.

                  (e) If at any time prior to or within one year after termination of this Agreement (unless such termination was pursuant to Section 9.1(a), (b), (d), (g) or (h)) MDI enters into an agreement relating to a PTAP (as hereinafter defined) with a Person other than Bradley or MDI's Board of Directors recommends or resolves to recommend to MDI's stockholders approval or acceptance of a PTAP with a Person other than Bradley, then, upon the entry into such agreement or the making of such recommendation or resolution, MDI shall pay to Bradley the Termination Amount in accordance with the provisions of Section
9.3 which amount shall be reduced by any monies previously paid by MDI to Bradley pursuant to Section 9.2(b) or Section 9.2(c). For purposes of this Agreement, PTAP shall mean any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of, 20% or more of the assets or any equity securities of, MDI or any MDI Subsidiary, other than the transactions contemplated by this Agreement; provided, however, that PTAP shall not include any transaction involving the partnership interests or assets of MAB.

                  (f) If (A) prior to MDI's Stockholders' Meeting, a PTAP has been received by MDI or a Person has publicly disclosed a PTAP or an intent to make a PTAP and (B) if at any time prior to or within one year after termination of this Agreement pursuant to Section 9.1(g), MDI enters into an agreement relating to a PTAP with a Person other than Bradley or MDI's Board of Directors recommends or resolves to recommend to MDI's stockholders approval or acceptance of a PTAP with a Person other than Bradley, then upon the entry into such agreement or the making of such recommendation or resolution, MDI shall pay to Bradley the Termination Amount in accordance with the provisions of Section 9.3 which amount shall be reduced by any monies previously paid by MDI to Bradley pursuant to Section 9.2(d).

                  (g) At any time prior to or within one year after termination of this Agreement, MDI shall not enter into any agreement relating to a PTAP with a Person other than Bradley unless such agreement provides that such Person shall, upon the execution of such agreement, pay any Termination Amount due Bradley under this Section 9.2. All such amounts shall be paid in accordance with the provisions of Section 9.3.

                  (h) The parties acknowledge and agree that the provisions for payment of Expenses and/or the Termination Amount are included herein in order to induce Bradley to enter into this Agreement and to reimburse Bradley for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, in the event Bradley is required to file suit to seek all or a portion of Termination Amount and/or the Expenses, Bradley shall be reimbursed by MDI for any and all expenses which it has incurred in enforcing its rights hereunder, including, without limitation, attorneys' fees and expenses. The parties further expressly acknowledge and agree that (i) the payment of the Termination Amount shall constitute liquidated damages with respect to any claim for damages or any other claim which Bradley would otherwise be entitled to assert against MDI with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to Bradley; and (ii) in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 9.2 hereof, the Termination
Amount: (A) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to Section 9.2 and (B) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Notwithstanding the foregoing, in the event there is a judicial determination that the Termination Amount is invalid, illegal or unenforceable in any respect for any reason, in whole or in part, or in the event that there is a judicial determination that MDI's obligation to pay the Termination Amount is invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of this Agreement shall not in any way be impaired thereby and Bradley shall be entitled to enforce all of its rights and privileges to the fullest extent of the law, including without limitation its right to pursue a claim for monetary damages or equitable relief against MDI; provided that in no circumstances will the amount of monetary damages (exclusive of costs and expenses incurred in collecting such amounts) exceed the sum of (i) $500,000 in connection with the termination of the Agreement pursuant to Section 9.1(g), or $875,000 in connection with any other expense award otherwise allowed under Section 9.2 for recovery of fees and disbursements of accountants, attorneys and investment bankers, and (ii) $2.5 million for events for which a Termination Amount would otherwise be payable to Bradley under Section 9.2.

                  (i) Notwithstanding any provision to the contrary herein, the aggregate amount of the Termination Amount or Expenses, as the case may be, payable to Bradley pursuant to this Section 9.2 shall be subject to the limitations set forth in Section 9.3.

         9.3      Payment of Termination Amount or Expenses.

                  (a) In the event that MDI is obligated to pay Bradley the Termination Amount and/or Expenses pursuant to Section 9.2 (the "Section 9.2 Amount"), MDI (or any other Person to the extent provided by Section 9.2(d)) shall pay to Bradley from the applicable Section 9.2 Amount deposited into escrow in accordance with the next sentence, an amount  equal to the lesser of (m) the  Section 9.2 Amount and (n) the sum of
(1) the maximum amount that can be paid to Bradley without causing Bradley to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by Bradley's certified public accountants, plus (2) in the event Bradley receives either (X) a letter from Bradley's counsel indicating that Bradley has received a ruling from the IRS described in Section 9.3(b)(ii) or (Y) an opinion from Bradley's counsel as described in Section 9.3(b)(ii), an amount equal to the Section 9.2 Amount less the amount payable under clause (1) above. To secure MDI's obligation to pay these amounts, MDI shall deposit into escrow an amount in cash equal to the Section 9.2 Amount with an escrow agent selected by Bradley and on such terms (subject to Section 9.3(b)) as shall be agreed upon by Bradley and the escrow agent. The payment or deposit into escrow of the Section 9.2 Amount pursuant to this Section 9.3(a) shall be made within three days of the event which gives rise to the payment of the Section 9.2 Amount by wire transfer or bank check. Notwithstanding anything to the contrary in this Agreement, if MDI shall not have paid the Section 9.2 Amount within the period set forth in the preceding sentence, Bradley shall also be entitled to receive interest on such Section 9.2 Amount, commencing on the date that the
Section 9.2 Amount became due, at a rate per annum equal to the rate of interest publicly announced by CitiBank, N.A., from time to time, in the City of New York, as such Bank's prime rate.

                  (b) The escrow agreement shall provide that the Section 9.2 Amount in escrow or any portion thereof shall not be released to Bradley unless the escrow agent receives any one or combination of the following: (i) a letter from Bradley's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Bradley without causing Bradley to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Bradley's accountants revising that amount, in which case the escrow agent shall release such amount to Bradley, or (ii) a letter from Bradley's counsel indicating that Bradley received a ruling from the IRS holding that the receipt by Bradley of the Section 9.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Bradley's legal counsel has rendered  a legal  opinion  to the  effect  that the  receipt  by Bradley of the
Section 9.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the
Section 9.2 Amount to Bradley. MDI agrees to amend this Section 9.3 at the request of Bradley in order to (x) maximize the portion of the Section 9.2 Amount that may be distributed to Bradley hereunder without causing Bradley to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve Bradley's chances of securing a favorable ruling described in this
Section 9.3(b) or (z) assist Bradley in obtaining a favorable legal opinion from its counsel as described in this Section 9.3(b); provided that Bradley's legal counsel has rendered a legal opinion to Bradley to the effect that such amendment would not cause Bradley to fail to meet the requirements of Section 856(c)(2) or (3) of the Code. The escrow agreement shall also provide that any portion of the Section 9.2 Amount held in escrow for five years shall be released by the escrow agent to MDI. MDI shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

         9.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 10

10.      General Provisions.

         10.1  Nonsurvival of  Representations,  Warranties and Agreements.  All
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Article 4, the last sentence of Section 7.4, the last sentence of Section 7.8 and Sections 7.10, 7.12, 7.13 and 7.14 and this Article 10 shall survive the Merger.

         10.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         If to Bradley:             Thomas P. D'Arcy
                                    Bradley Real Estate, Inc.
                                    40 Skokie Boulevard, Suite 600
                                    Northbrook, IL 60062
                                    Fax No. (847) 480-1893
         With copies to:            William B. King, P.C.
                                    Goodwin, Procter & Hoar LLP
                                    Exchange Place
                                    Boston, MA 02109
                                    Fax No.  (617) 523-1231

         If to MDI:                 Dennis G. Gethmann
                                    Mid-America Realty Investments, Inc.
                                    11506 Nichols Street, Suite 100
                                    Omaha, Nebraska 68154
                                    Fax No. (402) 341-0216

         With copies to:            David L. Hefflinger
                                    McGrath, North, Mullin & Kratz, P.C.
                                    Suite 1400, One Central Park Plaza
                                    222 South Fifteenth Street
                                    Omaha, Nebraska  68102
                                    Fax No. (402) 341-0216

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

         10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Sections 7.9, 7.11, 7.12 and 7.13, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.4 Entire Agreement. This Agreement, the Exhibits, the MDI Disclosure Letter and the Bradley Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the partes with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         10.5     Confidentiality.

                  (a)  As  used  herein,  "Confidential  Material"  means,  with respect to either party hereto (the "Providing Party"), all information, whether oral, written or otherwise, furnished to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, partners, Affiliates (as defined in Rule 12b-2 under the Exchange Act), employees, agents or representatives (collectively, "Representatives"), by the Providing Party and all reports, analyses, compilations, studies and other material prepared by the Receiving Party or its Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon,  in whole  or in  part,  any  such  information.  The  term  "Confidential
Material" does not include information which (i) is or becomes generally available, to the public other than as a result of a disclosure by the Receiving Party, its Representatives or anyone to whom the Receiving Party or any of its Representatives transmit any Confidential Material in violation of this Agreement, (ii) is or becomes known or available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party or one of its Representatives) who is not, to the knowledge of the Receiving Party after reasonable inquiry, prohibited from transmitting the information to

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



the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation or (iii) is contained in the Form S-4.

                  (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section. In any event, each Receiving Party will be responsible for any actions by its Representatives which are not in accordance with the provisions hereof.

                  (c) In the event that either Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal process) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legal available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall, reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

                  (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

                  (e) MDI and Bradley agree that prior to and within one year after the termination of this Agreement they shall not solicit for employment, whether as an employee or independent contractor, any Person who is (or has been within a period of one year) employed by the other, without the written consent of the other.

         10.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of MDI and Bradley, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.7 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws. Each of MDI and Bradley hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Maryland and of the United States of America located in the State of Maryland (the "Maryland Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally with the State of Maryland. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Maryland, each such party does hereby appoint The Corporation Trust Company, 300 East Lombard Street, Baltimore, Maryland 21202, as such agent.

         10.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         10.9 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         10.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

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




         10.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         10.12 Incorporation. The MDI Disclosure Letter and the Bradley Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         10.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any Maryland Court, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.15    Certain Definitions.

                  (a) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

                  (b) As used in this Agreement, the word "Person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

                  (c) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

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                                       55

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         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            BRADLEY REAL ESTATE, INC.
ATTEST:


By:    /s/ William B. King           By:      /s/ Thomas P. D'Arcy
       Name: William B. King         Name:    Thomas P. D'Arcy
       Title:   Secretary            Title: Chairman and Chief Executive Officer


                                            MID-AMERICA REALTY INVESTMENTS, INC.

ATTEST:


By:    /s/ Jerome L. Heinrichs       By:      /s/ Dennis G. Gethmann
       Name: Jerome L. Heinrichs     Name:    Dennis G. Gethmann
       Title:   Secretary            Title:   President


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